Exhibit 10.1

SAVVIS COMMUNICATIONS CORPORATION

AMENDED AND RESTATED MASTER SERVICES AGREEMENT

THIS AMENDED AND RESTATED MASTER SERVICES AGREEMENT (the “Agreement”) between SAVVIS Communications Corporation. (“SAVVIS”) and NetSuite Inc. (“Customer” or “NetSuite”) is made effective as of May 14, 2010 (“Effective Date”).

1. OVERVIEW.

1.1 General. This Agreement states the terms and conditions by which SAVVIS will deliver and Customer will receive services provided by SAVVIS. The specific services and/or products to be provided hereunder are identified on (i) Schedule 1 (Service Details) and the documents expressly listed on Schedule 1 (Service Details) and attached thereto, and (ii) any service order form submitted on a form issued by SAVVIS and signed by Customer that includes the type and details of the specific Services ordered by Customer after the Effective Date. Service orders listed on Schedule 1 (Service Details) and signed by Customer after the Effective Date are collectively referred to herein as “Service Orders.” Each Service Order and the documents expressly referenced on, and attached to, Schedule 1 are hereby incorporated by reference into this Agreement. In the event that any terms set forth herein apply specifically to a service or product not ordered by Customer, such terms shall not apply to Customer. If and to the extent any Service Order contains or incorporates terms other than service descriptions and pricing that are inconsistent with or in addition to the terms of this Agreement, such terms shall not become effective between the parties, unless and until the party who has proposed the term obtains the other party’s express written consent to the additional term in a duly signed writing that specifically refers to this Section 1.1 of this Agreement.

1.2 Definitions.

(a) “Colocation Service” means the provision by SAVVIS of cage raw space designed to house Customer’s computer and networking equipment and power to such cage in a secure, private area within an Internet Data Center in the United States.

(b) “Confidential Information” means any non-public information of one of the parties hereto relating to its business activities, financial affairs, technology, marketing or sales plans that is disclosed to, and received by, the other party pursuant to the Agreement. Confidential Information includes, but is not limited to, the terms and pricing of the Agreement. Confidential Information shall not include information which: (i) is or becomes public knowledge through no breach of the Agreement by the receiving party, (ii) is received by recipient from a third party not under a duty of confidence, or (iii) is already known or is independently developed by the receiving party without use of the Confidential Information. For the avoidance of doubt, Confidential Information shall not include any data, material or information provided by or through Customer residing on the Customer Equipment or any network (“Customer Data”).

(c) “Customer Area” means that portion(s) of the Internet Data Center(s) made available to Customer for the placement of Customer Equipment and/or SAVVIS Supplied Equipment and use of the Service(s).

(d) “Customer Equipment” means the Customer’s computer hardware, not including stored data, and other tangible equipment placed by Customer in the Customer Area. The Customer Equipment shall be identified on SAVVIS standard customer equipment list completed and delivered by Customer to SAVVIS, as amended in writing from time to time by Customer and shall comply with all applicable law and the Customer Guide and other documents expressly referenced, and attached to,

[**] – Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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Schedule 1 (Service Details). Unless otherwise set forth elsewhere in the Agreement, Customer is responsible for selecting, supplying, installing and maintaining any and all Customer Equipment.

(e) “Customer Registration Form” means the list that contains the names and contact information (e.g. pager, email and telephone numbers) of Customer and the individuals authorized by Customer to enter the Internet Data Center(s) and Customer Area, as delivered by Customer to SAVVIS and amended in writing from time to time by Customer.

(f) “Customer Technology” means Customer’s proprietary technology, including Customer’s Internet operations design, content, software tools, hardware designs, algorithms, software (in source and object forms), user interface designs, architecture, class libraries, objects and documentation (both printed and electronic), know-how, trade secrets and any related intellectual property rights throughout the world (whether owned by Customer or licensed to Customer from a third party) and also including any derivatives, improvements, enhancements or extensions of Customer Technology conceived, reduced to practice, or developed during the term of this Agreement by Customer.

(g) “SAVVIS Supplied Equipment” means the computer hardware, software and other tangible equipment and intangible computer code contained therein to be provided by SAVVIS for use by Customer as set forth on the Service Order(s).

(h) “SAVVIS Technology” means SAVVIS’ proprietary technology, including SAVVIS Services, software tools, hardware designs, algorithms, software (in source and object forms), user interface designs, architecture, class libraries, objects and documentation (both printed and electronic), network designs, know-how, trade secrets and any related intellectual property rights throughout the world (whether owned by SAVVIS or licensed to SAVVIS from a third party) and also including any derivatives, improvements, enhancements or extensions of SAVVIS Technology conceived, reduced to practice, or developed during the term of this Agreement by either party that are not uniquely applicable to Customer or that have general applicability in the art.

(i) “Initial Term” means the minimum term for which SAVVIS will provide the Service(s) to Customer, as indicated on the Service Order(s). Except as otherwise expressly provided in this Agreement, SAVVIS is obligated to provide and Customer is obligated to pay for each Service through its Initial Term and any Renewal Term.

(j) “Internet Data Center(s),” “data center(s),” “Data Center(s), “IDC(s),” or “SAVVIS Data Center(s)” means any of the facilities used by SAVVIS to provide the Service(s).

(k) “Renewal Term” means any service term following the Initial Term, as specified in Section 2.2.

(l) “Related Service” means a Service which either (a) cannot reasonably be provided if another Service is terminated; or (b) is related to another Service purchased by Customer such that it is not reasonable for Customer to purchase one Service without the other.

(m) “Authorized Representatives” mean the individuals identified in writing on the Customer Registration Form and authorized by Customer to enter the Internet Data Center(s) and the Customer Area.

(n) “SAVVIS Acceptable Use Policy” or “AUP” means SAVVIS’s Acceptable Use Policy referenced on, and attached to Schedule 1 (Service Details).

(o) “SAVVIS Service Guides” or “SSG” means the detailed product specific Service descriptions, which are incorporated herein by express reference in, and attachment to, Schedule 1 (Service Details).

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(p) “Service(s)” means the specific service(s) provided by SAVVIS as described on the Service Order(s). As of the Effective Date, SAVVIS provides only ‘Colocation Services’ and ‘Bandwidth Services’ to NetSuite. “Colocation Service” is defined above. “Bandwidth Services” means providing direct connections between the SAVVIS network and NetSuite equipment via dual cross connects (MultiLine Service) using a minimum of 100Mbps ethernet connection, IP addresses consistent with SAVVIS IP policies, cabling and installation of cabling between the NetSuite patch panel and the SAVVIS patch panel in the Internet Data Center (“IDC”) node room. The Services are non-managed services and all equipment and management will be provided by NetSuite.

(q) “Service Term” means the Initial Term and any Renewal Terms.

2. DELIVERY OF SERVICES; TERMS; FEES

2.1 Delivery of Services.

(a) General. By submitting a Service Order, Customer agrees to take and pay for, and, by accepting the Service Order, SAVVIS agrees to provide, the Service(s) during the Initial Term and for any Renewal Term, as specified in Section 2.2(b) (Renewal Term(s)) below.

(b) Delivery of Supplemental Services. The purpose of this provision is to enable SAVVIS to provide Customer with certain limited services and equipment needed by Customer on a “one-off” or emergency basis (“Supplemental Services”) where such services are not included within the scope of the Services as described in the Service Order, SSGs and/or Statement of Work. Supplemental Service may include, as an example, a request from Customer to SAVVIS via telephone that SAVVIS immediately replace a problem Customer server with a SAVVIS server for a temporary period of time. SAVVIS shall notify Customer of the fees for any Supplemental Services requested by Customer and obtain Customer’s approval prior to providing such services. In the event SAVVIS reasonably determines that Supplemental Services are required on an emergency basis, SAVVIS may provide such services without the consent of Customer, thereafter provide notice of the services to Customer and bill Customer a reasonable fee for such services. Customer agrees to pay SAVVIS the fees charged by SAVVIS for Supplemental Services. Customer will be charged for Supplemental Services in the invoice issued the month following delivery of the services. SAVVIS will use commercially reasonable efforts to provide Supplemental Services, provided that SAVVIS has no obligation to determine the need for or provide Supplemental Services. All Supplemental Services provided pursuant to this Section 2.1(b) are provided on an “as-is” basis and exclude warranties of any kind, whether express or implied.

2.2 Term

(a) Term Commencement. The Initial Term for a Service begins on the Billing Commencement Date. The billing commencement date for a Service will be the date that SAVVIS notifies the Customer that the initial installation is complete, which notice shall be sent to Customer by any written format (“Billing Commencement Date”).

(b) Renewal Term(s). At the conclusion of the Initial Term, the Service will automatically renew for successive six (6) month periods, unless terminated by (a) Customer in writing at least ninety (90) days prior to the expiration of the then-current Service Term; or (b) SAVVIS in writing at least one hundred twenty (120) days prior to the expiration of the then-current Service Term. Customer may terminate any Service during a renewal term by providing ninety (90) days notice to SAVVIS provided, however, Customer shall remain liable for charges accrued but unpaid as of the termination date plus any applicable third party provider or out-of-pocket expenses incurred by SAVVIS (e.g. annual software license or local loop fees) directly attributable to such Service to the extent that SAVVIS cannot reasonably avoid such charges or expenses. The Initial Term and any renewal terms are collectively referred to as the “Service Term.” SAVVIS will not change a Service or its rates during the Initial Term specified in the Service Order, but SAVVIS may thereafter change the rates for a Renewal Term upon notice at least sixty (60) days prior to the commencement of such Renewal Term.

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3. FEES AND PAYMENT TERMS.

3.1 Fees and Expenses. Customer will pay all fees due according to the prices and terms listed in the Service Order(s). The prices listed in the Service Order(s) will remain in effect during the Initial Term indicated in the Service Order(s) and will continue thereafter, unless modified in accordance with Section 2.2.

3.2 Payment Terms. On the Billing Commencement Date for each Service, Customer will be billed an amount equal to all non-recurring charges indicated in the Service Order and the monthly recurring charges for the first month of the term. Monthly recurring charges for all other months will be billed in advance of the provision of Services. Payment for all fees is due upon receipt of each SAVVIS invoice. All payments will be made in the United States in U.S. dollars.

3.3 Late Payments. Any payment not received within thirty (30) days from the receipt of an undisputed invoice will accrue interest at a rate of one and one-half percent (1 1/2%) per month, or the highest rate allowed by applicable law, whichever is lower. If Customer is delinquent more than two (2) consecutive times in its payments, SAVVIS may, upon written notice to Customer, modify the payment terms to require full payment before the provision of all Services and SAVVIS Supplied Equipment or require other assurances to secure Customer’s payment obligations hereunder.

3.4 Taxes. All fees charged by SAVVIS for Services are exclusive of all taxes and similar fees now in force or enacted in the future imposed on the transaction and/or the delivery of Services, all of which Customer will be responsible for and will pay in full, except for taxes based on SAVVIS’ income.

3.5 Rate Increases. SAVVIS may increase the rates associated with an existing Service at any time after the first eighteen (18) months of the Initial Term for the Service in order to pass through increases in such Service’s underlying power utility costs by notifying Customer at least ninety (90) days prior to the effective date of such rate change. SAVVIS shall not pass through such power increases more than one time in a 90-day period. The amount of any such rate increase shall be in proportion to the power utility cost increase approved by the applicable regulatory body. Notwithstanding the foregoing, if the applicable regulatory body approves rate increase(s) up to 10% above the power utility cost in effect at the start of the Initial Term for the Service, SAVVIS shall not pass through to Customer such rate increase(s). If the applicable regulatory body approves rate increase(s) greater than 10% above the power utility cost in effect at the start of the Initial Term for the Service, then SAVVIS may raise Customer’s rates for power services in proportion to half of any such increase above such 10% increase.

After the first eighteen (18) months of the Initial Term for the Service, in the event the applicable regulatory body approves rate increases in any annual period in excess of an amount equal to an increase of 20% above the power utility cost in effect at the start of the Initial Term for the Service, then upon 30 days prior written notice to the other party, 1) Customer may terminate the affected Service and Related Service; or 2) Customer and SAVVIS shall equally share the cost of such increase until which time the parties have (i) reached a mutual agreement on the relocation of the affected Service to a SAVVIS IDC outside the area affected by such power increase; (ii) executed an Service Order such new Service (i.e. the Service in another SAVVIS IDC outside affected area; and (iii) the new Service has commenced billing (both monthly recurring fee and non-recurring fee). Notwithstanding the foregoing, if the parties have not executed a mutually agreed upon Service Order for the new Service set forth (ii) immediately above on or before one hundred eighty (180) days from the notice by SAVVIS of the rate increase, either party can terminate the affected Service and Related Service upon written notice to the other party.

4. CONFIDENTIAL INFORMATION; INTELLECTUAL PROPERTY OWNERSHIP; LICENSE GRANTS

4.1 Confidential Information. Neither party shall, without the prior written consent of the other party, disclose or, except to the extent necessary to perform its obligations or exercise its rights hereunder, use the Confidential Information of the other party during the Term of this Agreement and for 2

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years following the expiration or termination hereof. Notwithstanding the generality of the foregoing, each party shall treat trade secrets (as defined in Section 3426.1(d) of the California Civil Code – Title 5, Uniform Trade Secrets Act) of the other party as other Confidential Information, but keep them secret indefinitely and refrain from using them after the Term of this Agreement, including, but not limited to Customer’s operational infrastructure and procedures. Each party will take all reasonable precautions to protect Confidential Information directly disclosed to it by the other party, using at least the same standard of care as it uses to maintain the confidentiality of its own Confidential Information. Notwithstanding the foregoing, a party may disclose Confidential Information to the extent required: (i) to any consultants, contractors, and counsels who have a need to know in connection with this Agreement and have executed a reasonably protective non-disclosure agreement with or have a professional ethical obligation to the party disclosing the Confidential Information, or (ii) pursuant to legal process; provided that, the disclosing party shall give the other party reasonable prior written notice sufficient to permit it an opportunity to reasonably contest such disclosure, unless legally prohibited, or (iii) with any government or regulatory filings, including without limitation filings with the SEC; provided that in the case of a disclosure pursuant to Sections (ii) or (iii) above, the disclosing party shall give the other party reasonable prior written notice sufficient to permit it an opportunity to reasonably contest such disclosure and provide a redacted version deleting information reasonably deemed by SAVVIS to be confidential. Notwithstanding the foregoing, Customer will make reasonable efforts to obtain confidential treatment for confidential terms.

4.2 Intellectual Property.

(a) Ownership. Except for the rights expressly granted herein, this Agreement does not transfer from SAVVIS to Customer any SAVVIS Technology, and all right, title and interest in and to SAVVIS Technology will remain solely with SAVVIS. Except for the rights expressly granted herein, this Agreement does not transfer from Customer to SAVVIS any Customer Technology, and all right, title and interest in and to Customer Technology will remain solely with Customer. SAVVIS and Customer each agrees that it will not, directly or indirectly, reverse engineer, decompile, disassemble or otherwise attempt to derive source code or other trade secrets from the other party.

(b) General Skills and Knowledge. Notwithstanding anything to the contrary in this Agreement, SAVVIS will not be prohibited or enjoined at any time by Customer from utilizing any skills or knowledge of a general nature acquired during the course of providing the Services, including, without limitation, information publicly known or available or that could reasonably be acquired in similar work performed for another customer of SAVVIS.

4.3 License Grants.

(a) By SAVVIS. SAVVIS hereby grants to Client a nonexclusive, royalty-free license, during the term of this Agreement, to use the SAVVIS Technology solely for purposes of using the Service(s). Customer shall have no right to use the SAVVIS Technology for any purpose other than using the Service(s).

(b) By Customer. Customer agrees that if, in the course of performing the Service(s), it is necessary for SAVVIS to access Customer Equipment (subject to all limitations set forth in Section 4.4 hereof – Security of Customer Data) and use Customer Technology, SAVVIS is hereby grunted and shall have a nonexclusive, royally-free license, during the term of this Agreement, to use the Customer Technology solely for the purposes of delivering the Service(s) to Customer. SAVVIS shall have no right to use the Customer Technology for any purpose other than providing the Service(s).

4.4 Security of Customer Data.

(a) Customer’s Role. As between the parties to this Agreement, Customer agrees that it is obligated to protect the Customer Data, including but not limited to, by implementing security services (e.g. firewall, IDS, encryption of data). Specifically, Customer agrees it shall be solely its

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responsibility to ensure that Customer Data hosted on servers located in a SAVVIS facility is encrypted to the extent required under applicable law or industry standards or otherwise desired by Customer.

(b) SAVVIS Obligations. SAVVIS has adopted and implemented and shall comply with its internal formal corporate information security policy that includes annual employee security awareness training, and reasonable data center physical security practices that are consistent with industry standards and are designed to protect Customer Data from loss, misuse and unauthorized access or disclosure (“SAVVIS Internal Security Program”); provided, however, that SAVVIS shall have no responsibility for hacking or similar malicious activity by any third party, so long as SAVVIS complies with all security obligations set forth in the Agreement. Also, SAVVIS complies with the SAVVIS Communications Corporation Security Policy (Doc 05.01, dated March 28, 2008) (“SAVVIS Security Policy”), which has been provided to Customer. SAVVIS Internal Security Program and the SAVVIS Security Policy are subject to reasonable changes from time to time provided that SAVVIS will not make changes to such policies that reduce the level of security provided therefrom. SAVVIS will provide Customer with information regarding changes to its SAVVIS Security Policy and SAVVIS Internal Security Program pursuant to Schedule 2 (Security Program Changes) attached hereto. In the event SAVVIS changes its security policies and/or SAS70 (or similar, in future) controls or audit criteria in a way in which Customer believes materially decreases the level of security provided to Customer, SAVVIS agrees to work with Customer in good faith to accommodate Customer’s concerns as they relate to such changes. In the event the parties cannot mutually agree, Customer shall have the right to terminate this Agreement entirely or with respect to the affected services without the payment of early termination charges (and subject to a proportionate refund of any prepaid amounts), upon at least 30 days prior written notice to SAVVIS. SAVVIS will not access any data stored, transmitted or otherwise processed on equipment and communication lines on SAVVIS’ premises, except as set forth in Section 4.5(c) below or as otherwise authorized by or agreed to in writing with Customer, and then only on behalf of and subject to the instructions from Customer and under control of Customer. SAVVIS has self-certified compliance with the Safe Harbor Principles in accordance with the U.S. Department of Commerce and European Union Commission’s Directive on Data Protection and will maintain such certification or similar data protection framework for as long as SAVVIS provides Services to Customer. In addition, as of the Effective Date, SAVVIS has completed a SAS70 Type II audit in all data centers where Customer Data will be hosted, including DC4, SC8, SC9 and BO1, and will continue to conduct such audits under SAS70 Type II or a similar standard. Subject to Customer’s execution of a standard SAVVIS SAS70 Non-Disclosure Agreement, Customer will be entitled to receive a copy of the then-available SAS70 report.

(c) Exceptional, Limited Access to Customer Data by SAVVIS. As the sole exception to the general agreement in Section 4.5(b) hereof that SAVVIS will not access any Customer Data, SAVVIS may have access to unencrypted data sent to and from Customer’s equipment via Internet email ancillary to the provision of the managed network services being provided, but only for the sole and limited purpose of system maintenance and troubleshooting. SAVVIS will not access, use or process Customer Data for any other purposes, SAVVIS will not use or disclose any Customer Data under any circumstances, and Customer will remain in control over all Customer Data at all times.

(d) Service Audit. Customer may, twice each calendar year and at its own expense, perform a review and audit of the delivery, performance, and service levels of the Service(s) provided under the Agreement in a SAVVIS data center (“Service Audit”). SAVVIS shall provide Customer with reasonable access to the Data Center(s) for the sole purpose of Customer’s inspection of the equipment and facilities which are solely dedicated to providing the Service(s) to Customer. For the purposes of clarification, no access will be given to areas of the Data Center to which SAVVIS does not generally allow access to its customers (e.g. areas which house equipment used to support services for multiple customers). Such access must be within SAVVIS’ normal business hours and must be scheduled at least ten (10) business days in advance, and Customer shall be escorted by SAVVIS personnel during this period of access provided however that Customer representatives who are registered with SAVVIS in advance may visit the Data Center(s) with no advance notice. SAVVIS will provide escort service at no additional charge for up to four (4) hours per Service Audit. If physical inspection is not permitted or practical, SAVVIS will review with Customer logical diagrams, rack elevations, and/or equipment inventory lists documenting in detail the installed Service(s).

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(e) SAVVIS Data Center Security. SAVVIS shall (i) provide guard stations staffed twenty-four (24) hours per day, seven (7) days per week; (ii) operate camera surveillance, alarm systems (including reasonable environmental alarms), and card or biometric controlled access mechanisms; and (iii) perform reasonable physical security functions (i.e., identification badge controls, alarm responses) at the SAVVIS Data Center.

(f) Additional Agreements. The parties shall execute the Standard Contractual Clauses based on the European SCC. The Standard Contractual Clauses shall take precedent over any other terms of this Agreement with respect to their subject matter, but, as between NetSuite and SAVVIS, the terms of this Agreement shall prevail relating to allocation of responsibilities and liabilities. The parties shall also execute SAVVIS’ standard PCI Addendum. SAVVIS will consider in good faith additional agreements relating to any similar back-to-back compliance obligations that Customer reasonably asks SAVVIS to undertake in order to put Customer in a position to accommodate similar requests from Customer’s own customers. Customer acknowledges that due to SAVVIS limited role and access regarding Customer Data, SAVVIS shall only become responsible vis-à-vis Customer with respect security aspects within SAVVIS sphere of control, such as physical access of premises, security of network connection points and lines operated by SAVVIS and other items covered in SAVVIS security policy, the service descriptions and other parts of this Agreement.

5. SAVVIS REPRESENTATIONS AND WARRANTIES.

5.1 General.

(a) Authority and Performance of SAVVIS. SAVVIS represents and warrants that (i) it has the legal right to enter into this Agreement and perform its obligations hereunder, and (ii) the performance of its obligations and delivery of the Services to Customer will not violate any applicable U.S. laws or regulations, including OSHA requirements, or cause a breach of any agreements with any third parties. In the event of a breach of the warranties set forth in this Section 5.1(a), Customer’s sole remedy is termination pursuant to Section 10 of the Agreement.

5.2 Service Level Warranty. In the event that Customer experiences any of the service performance issues defined in this Section 5.2 as a result of SAVVIS’ failure to provide Services in accordance with this Agreement, SAVVIS will, upon Customer’s request in accordance with Section 5.2(d) (Customer Must Request Service Credit) below, credit Customer’s account as described below (the “Service Level Warranty”). This Service Level Warranty shall apply only to Co-location Services or Bandwidth Services and it shall not apply to performance issues (i) caused by factors outside of SAVVIS’ reasonable control; (ii) that resulted from any actions or inactions of Customer or any third parties; or (iii) that resulted from Customer’s equipment and/or third party equipment (not within the sole control of SAVVIS).

(a) Service Warranty Definitions. For purposes of this Agreement, the following definitions shall apply only to the Services:

(i) “Downtime” shall mean sustained packet loss in excess of fifty percent (50%) within SAVVIS’ U.S. network for fifteen (15) consecutive minutes due to the failure of SAVVIS to provide Service(s) for such period. Downtime shall not include any packet loss or network unavailability during SAVVIS’ scheduled maintenance of the Internet Data Centers, network and Service(s), as described in the Rules and Regulations.

(ii) “Excess Latency” shall mean transmission latency in excess of one hundred twenty (120) milliseconds round trip time between any two points within SAVVIS’ U.S. network.

(iii) “Excess Packet. Loss” shall mean packet loss in excess of one percent (1%) between any two points within SAVVIS’ U.S. network.

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(iv) “Performance Problem” shall mean Excess Packet Loss and/or Excess Latency.

(v) “Service Credit” shall mean an amount equal to the pro-rata monthly recurring connectivity charges (i.e., all monthly recurring bandwidth-related charges) for one (1) day of Service.

(b) Downtime Periods. In the event Customer experiences Downtime, Customer shall be eligible to receive from SAVVIS a Service Credit for each Downtime period. Examples: If Customer experiences one Downtime period, it shall be eligible to receive one Service Credit. If Customer experiences two Downtime periods, either from a single event or multiple events, it shall be eligible to receive two Service Credits.

(c) Performance Problem; Packet Loss and Latency. In the event that SAVVIS discovers or is notified by Customer that Customer is experiencing a Performance Problem. SAVVIS will take all actions necessary to determine the source of the Performance Problem.

(i) Time to Discover Source of Performance Problem; Notification of Customer. Within two (2) hours of discovering or receiving notice of the Performance Problem, SAVVIS will determine whether the source of the Performance Problem is limited to the Customer Equipment and the SAVVIS equipment connecting the Customer Equipment to the SAVVIS LAN. If SAVVIS determines that the Customer Equipment and SAVVIS connection are not the source of the Performance Problem, SAVVIS will determine the source of the Performance Problem within an additional two (2) hour period. In any event, SAVVIS will notify Customer of the source of the Performance Problem within sixty (60) minutes of identifying the source.

(ii) Remedy of Packet Loss and Latency. If the source of the Performance Problem is within the sole control of SAVVIS, SAVVIS will remedy the Performance Problem within two (2) hours of determining the source of the Performance Problem. If the source of and remedy to the Performance Problem reside outside of the SAVVIS LAN or WAN, SAVVIS will use commercially reasonable efforts to notify the party(ies) responsible for the source of the Performance Problem and cooperate with it (them) to resolve such problem as soon as possible.

(iii) Failure to Determine Source and/or Remedy. In the event that SAVVIS (A) is unable to determine the source of the Performance Problem within the time periods described in subsection (i) above and/or, (B) SAVVIS is the sole source of the Performance Problem and is unable to remedy such Performance Problem within the time period described in subsection (ii) above, SAVVIS will deliver a Service Credit to Customer for each two (2) hour period in excess of the time periods for identification and resolution described above.

(d) Customer Must Request Service Credit. In order to receive any of the Service Credits described in this Section 5.2, Customer must notify SAVVIS within forty-five (45) days from the time Customer becomes eligible to receive a Service Credit. Failure to comply with this requirement will forfeit Customer’s right to receive a Service Credit,

(e) Remedies Shall Not Be Cumulative; Maximum Service Credit. The aggregate maximum number of Service Credits (including Co-lo Service Credits and all other Service Credits provided under this Agreement) to be issued by SAVVIS to Customer for any and all Downtime periods and Performance Problems that occur in a single calendar month shall not exceed fifteen (15) Service Credits. A Service Credit shall be issued in the SAVVIS invoice in the month following the Downtime or Performance Problem, unless the Service Credit is due in Customer’s final month of Service. In such case, a refund for the dollar value of the Service Credit will be mailed to Customer. Customer shall also be eligible to receive a pro-rata refund for (i) Downtime periods and Performance Problems for which Customer does not receive a Service Credit and (ii) any Services SAVVIS does not deliver to Customer for which Customer has paid.

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(f) Termination Option for Chronic Problems. Customer may terminate the affected Service and Related Service as defined above, or this Agreement without the payment of early termination charges or any other amounts as set forth in Section 10.2(a) for the terminated Services and without penalty by notifying SAVVIS within fifteen (15) days following the end of a calendar month in the event either of the following occurs: (i) Customer experiences more than fifteen (15) Downtime periods resulting from three (3) or more nonconsecutive Downtime events during the calendar month; or (ii) Customer experiences more than eight (8) consecutive hours of Downtime due to any single event. Such termination will be effective forty-five (45) days after receipt of such notice by SAVVIS. In the case of termination pursuant to the foregoing sentence, notice of termination must be received by SAVVIS within 30 days of the Termination Event, and termination will be effective forty-five (45) days after SAVVIS’ receipt of such termination notice from Customer.

(g) THIS SECTION 5.2 SETS FORTH CUSTOMER’S SOLE AND EXCLUSIVE REMEDIES FOR SERVICE PERFORMANCE ISSUES DEFINED IN THIS SECTION 5.2.

5.3 Service Performance Warranty. SAVVIS warrants that it will perform the Services in a manner consistent with industry standards reasonably applicable to the performance thereof and this Agreement (including, without limitation, Schedule 1 – Service Details).

5.4 Selection of SAVVIS Supplied Equipment: Manufacturer Warranty. Customer acknowledges that it has selected the SAVVIS Supplied Equipment and disclaims any statements made by SAVVIS. Except with respect to any express warranties for Service(s) related to SAVVIS Supplied Equipment, Customer acknowledges and agrees that its use and possession of the SAVVIS Supplied Equipment by Customer shall be subject to and controlled by the terms of any manufacturer’s or, if appropriate, supplier’s warranty, and Customer agrees to look solely to the manufacturer or, if appropriate, supplier with respect to all mechanical, service and other claims, and the right to enforce all warranties made by said manufacturer are hereby, to the extent SAVVIS has the right, assigned to Customer solely for the Initial Term.

5.5 No Other Warranty. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT, THE SERVICES ARE PROVIDED ON AN “AS IS” BASIS, AND CUSTOMER’S USE OF THE SERVICES IS AT ITS OWN RISK. SAVVIS DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY AND ALL OTHER EXPRESS AND/OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT AND TITLE, AND ANY WARRANTIES ARISING PROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE. SAVVIS DOES NOT WARRANT THAT THE SERVICES WILL BE UNINTERRUPTED, ERROR-FREE, OR COMPLETELY SECURE.

5.6 Disclaimer of Actions Caused by and/or Under the Control of Third Parties. SAVVIS DOES NOT AND CANNOT CONTROL THE FLOW OF DATA TO OR FROM SAVVIS’ NETWORK AND OTHER PORTIONS OF THE INTERNET. SUCH FLOW DEPENDS IN LARGE PART ON THE PERFORMANCE OF INTERNET SERVICES PROVIDED OR CONTROLLED BY THIRD PARTIES. AT TIMES, ACTIONS OR INACTIONS OF SUCH THIRD PARTIES CAN IMPAIR OR DISRUPT CUSTOMER’S CONNECTIONS TO THE INTERNET (OR PORTIONS THEREOF). ALTHOUGH SAVVIS WILL USE COMMERCIALLY REASONABLE EFFORTS TO TAKE ALL ACTIONS IT DEEMS APPROPRIATE TO REMEDY AND AVOID SUCH EVENTS, SAVVIS CANNOT GUARANTEE THAT SUCH EVENTS WILL NOT OCCUR. ACCORDINGLY, SAVVIS DISCLAIMS ANY AND ALL LIABILITY RESULTING FROM OR RELATED TO SUCH EVENTS.

6. CUSTOMER OBLIGATIONS.

6.1 Warranties of Customer.

(a) General. Customer represents and warrants that (i) it has the legal right and authority, and will continue to own or maintain the legal right and authority, during the term of this Agreement, to place and use any Customer Equipment as contemplated under this Agreement; (ii) the

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performance of its obligations and use of the Services (by Customer, its customers and users) will not violate any applicable laws, regulations or the AUP or cause a breach of any agreements with any third parties or unreasonably interfere with other SAVVIS customers’ use of SAVVIS services, and (iii) all equipment, materials and other tangible items placed by Customer at Internet Data Centers will be used in compliance with all applicable manufacturer specifications.

(b) Breach of Warranties. In the event of any breach of any of the foregoing warranties, in addition to any other remedies available at law or in equity, SAVVIS will have the right, in its sole reasonable discretion, to suspend immediately any related Services if deemed reasonably necessary by SAVVIS to prevent any harm to SAVVIS and its business. SAVVIS will provide notice and opportunity to cure if practicable depending on the nature of the breach. Once cured, SAVVIS will promptly restore the
Service(s).

6.2 Compliance with Law and SAVVIS Acceptable Use Policy. Customer agrees that it will use the Service(s) only for lawful purposes and in accordance with this Agreement. Customer will comply at all times with all applicable laws and regulations and the AUP, as updated by SAVVIS from time to time. The AUP specified in and attached to Schedule 1 (Service Details), if any, is incorporated herein and made a part hereof by this reference. SAVVIS may change the AUP upon fifteen (15) days’ notice to Customer. Customer shall have the right within thirty (30) days of notice of any revision to refuse acceptance of any revisions in the AUP. If Customer refuses to accept the new AUP, the previous version of the AUP will continue to apply. If Customer does not respond to SAVVIS thirty (30) days after receipt of notice of any revision, Customer will be deemed to have agreed to comply with the new AUP. Customer agrees that it has received, read and understands the current version of the AUP specified in and attached to Schedule 1 (Service Details), if any. The AUP contains restrictions on Customer’s and Customer’s users’ online conduct (including prohibitions against unsolicited commercial email). Customer agrees to comply with such restrictions. In case of violations of SAVVIS’s AUP or applicable law, the parties shall cooperate in good faith on the removal of the offending data or otherwise remedy the violation.

6.3 Access and Security. Except with the advanced written consent of SAVVIS, Customer’s access to the Internet Data Centers will be limited solely to the Authorized Representatives. Authorized Representatives may only access the Customer Area and are prohibited from accessing other areas of the Internet Data Center(s) unless accompanied by an authorized SAVVIS representative.

6.4 Restrictions on Use of Services. Customer shall not, without the prior written consent of SAVVIS (which may be withheld in its sole discretion), resell the Services (i.e., sell the Services under SAVVIS’s brand, without incorporating them into a NetSuite product or service) to any third parties or connect Customer Equipment directly to anything other than the SAVVIS network, equipment and facilities.

6.5 Customer Equipment.

(a) Customer shall designate its Authorized Representatives in writing. Unless otherwise set forth in the Agreement, Customer is responsible for selecting, supplying, installing and maintaining any Customer Equipment, including any related applications, systems, or software. Customer, its Authorized Representatives and all Customer Equipment and any related materials used in connection with the Service shall comply with all applicable law and this Agreement.

(b) If SAVVIS reasonably believes that Customer is not complying with Section 6.5(a), SAVVIS may audit such compliance. If the audit confirms Customer’s compliance with Section 6.5(a), SAVVIS shall bear the cost of the audit. If the audit determines Customer non-compliance Customer shall (i) pay the cost of the audit, at SAVVIS’ then current T&M rates, and (ii) remedy such non-compliance within 5 days of receiving such notice, or within a time frame appropriate for the seriousness of the risk, not exceeding 15 days. If Customer fails to remedy such non-compliance within such period and Customer is not cooperative, then, notwithstanding any other rights in the Agreement, SAVVIS may, after a final 3 day prior written notice expressly threatening suspension or termination (i) suspend the

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affected Service and/or restrict Customer’s access to the SAVVIS Premises for so long as deemed reasonably necessary by SAVVIS as long as such access is not necessary to cure the violation, or (ii) terminate the affected Service if such non-compliance is recurring. SAVVIS shall resume the suspended Service as soon as reasonably practicable after Customer has cured the violation.

(c) SAVVIS may enter the Customer Area only to the extent necessary to provide a Service, as directed by NetSuite or with NetSuite’s prior approval, except as expressly set forth in this Section 6.5.c. SAVVIS may temporarily store Customer Equipment pending its installation on SAVVIS Premises (“Equipment Storage”). If Equipment Storage continues for more than 30 days, SAVVIS may return, at Customer’s expense, the Customer Equipment. The risk of loss or damage for any Customer Equipment during any Equipment Storage shall be upon Customer, unless the damage is caused by the negligence or willful misconduct of SAVVIS. If any Authorized Representative or Customer Equipment presents any material risk of personal injury or damage to property of SAVVIS, its employees, agents, contractors, or customers, or the SAVVIS Premises, Customer shall take prompt action to eliminate such risk and SAVVIS shall notify Customer if it has knowledge of this risk. If Customer fails to do so or if there is risk of material and imminent harm to personal health or valuable equipment, SAVVIS may, without prior notice or liability to Customer, take appropriate action itself, including accessing the Customer Area.

6.6 Relocation of Customer Equipment. In the event that it becomes necessary to relocate the Customer Equipment to another Customer Area or Internet Data Center operated by SAVVIS, Customer will cooperate in good faith with SAVVIS to facilitate such relocation, provided that such relocation is based on reasonable business needs of SAVVIS (including the needs of other SAVVIS customers), the expansion of the space requirements of Customer or otherwise. SAVVIS shall be solely responsible for any costs and expenses incurred by SAVVIS in connection with any relocation based solely on the reasonable business needs of SAVVIS, and will use commercially reasonable efforts, in cooperation with Customer, to minimize and avoid any interruption to the Services. SAVVIS will reimburse Customer for any out-of-pocket expenses reasonably incurred as a result of SAVVIS relocating Customer Equipment, upon receipt of proof of said expenditures. The amount of out-of-pocket expenses reimbursed pursuant to this Section shall not exceed $40,000. SAVVIS shall be responsible for any costs and expenses incurred by SAVVIS in connection with any relocation based solely on the reasonable business needs of SAVVIS.

6.7 SAVVIS Supplied Equipment.

(a) Delivery and Term. On or prior to the Billing Commencement Date, SAVVIS shall deliver to Customer, at the designated Customer Area, any SAVVIS Supplied Equipment that is being provided as part of the Services set forth on Schedule 1 (Service Details). Customer shall have the right to use the SAVVIS Supplied Equipment for the Initial Term set forth in the Service Order and any additional period agreed to in writing by SAVVIS. Customer shall not remove any SAVVIS Supplied Equipment from the Customer Area(s) without the prior written consent of SAVVIS.

(b) Title. The SAVVIS Supplied Equipment shall always remain the personal property of SAVVIS. Customer shall have no right or interest in or to the SAVVIS Supplied Equipment except as provided in this Agreement and the applicable Service Order and shall hold the SAVVIS Supplied Equipment subject and subordinate to the rights of SAVVIS. Customer agrees to execute UCC financing statements as and when requested by SAVVIS and hereby appoints SAVVIS as its attorney-in-fact to execute such financing statements on behalf of Customer. Customer will, at its own expense, keep the SAVVIS Supplied Equipment free and clear from any liens or encumbrances of any kind (except any caused by SAVVIS) and will indemnify and hold SAVVIS harmless from and against any loss or expense caused by Customer’s failure to do so. Customer shall give SAVVIS immediate written notice of any attachment or judicial process affecting the SAVVIS Supplied Equipment or SAVVIS’ ownership. Customer will not remove, alter or destroy any labels on the SAVVIS Supplied Equipment stating that it is the property of SAVVIS and shall allow the inspection of the SAVVIS Supplied Equipment at any time.

(c) Use, Maintenance and Repair. Customer will, at its own expense, keep the SAVVIS Supplied Equipment in good repair, appearance and condition, other than normal wear and tear,

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and, if not included in the Services, shall obtain, pay for and keep in effect through the Initial Term a hardware and software maintenance agreement with the manufacturer or other party acceptable to SAVVIS. All parts furnished in connection with such repair and maintenance shall be manufacturer authorized parts and shall immediately become components of the SAVVIS Supplied Equipment and the property of SAVVIS. Customer shall use the SAVVIS Supplied Equipment in compliance with the manufacturer’s or supplier’s suggested guidelines.

(d) Upgrades and Additions. Customer may affix or install any necessary addition, upgrade, equipment or device on to the SAVVIS Supplied Equipment (other than electronic data) (“Additions”) provided that such Additions (i) can be removed without causing material damage to the SAVVIS Supplied Equipment; (ii) do not reduce the value of the SAVVIS Supplied Equipment and (iii) are obtained from or approved in writing by SAVVIS and are not subject to the interest of any third party other than SAVVIS. Any other Additions may not be installed without SAVVIS’ prior written consent. At the end of the Initial Term, Customer shall remove any Additions which (i) were not provided by SAVVIS and (ii) are readily removable without causing material damage or impairment of the intended function, use, or value of the SAVVIS Supplied Equipment, and restore the SAVVIS Supplied Equipment to its original configuration. Any Additions which are not so removable, will become the property of SAVVIS (lien free).

7. INSURANCE.

7.1 SAVVIS Minimum Levels. SAVVIS agrees to keep in full force and effect during the term of this Agreement: (i) comprehensive general liability insurance in an amount not less than $2 million per occurrence for bodily injury and property damage and (ii) workers’ compensation insurance in an amount not less than that required by applicable law. SAVVIS agrees that it will ensure and be solely responsible for ensuring that its contractors and subcontractors maintain insurance coverage at levels no less than those required by applicable law and customary in SAVVIS’ and its agents’ industries.

7.2 Customer Minimum Levels. In order to provide customers with physical access to facilities operated by SAVVIS and equipment owned by third parties, SAVVIS is required by its insurers to ensure that each SAVVIS customer maintains adequate insurance coverage. Customer agrees to keep in full force and effect during the term of this Agreement: (i) correspondence general liability insurance is an amount not less than $1 million per occurrence for bodily injury and property damage and (ii) workers’ compensation insurance in an amount not less than that required by applicable law. Customer agrees that it will ensure and be solely responsible for ensuring that its agents (including contractors and subcontractors) maintain insurance coverage at levels no less than those required by applicable law and customary in Customer’s and its agents’ industries.

7.3 Certificates of Insurance. Prior to installations of any Customer Equipment in the Customer Area, Customer will deliver to SAVVIS certificates of insurance which evidence the minimum levels of insurance set forth above.

8. LIMITATIONS OF LIABILITY.

8.1 Personal Injury. EACH REPRESENTATIVE AND ANY OTHER PERSON VISITING AN INTERNET DATA CENTER DOES SO AT ITS OWN RISK. SAVVIS ASSUMES NO LIABILITY WHATSOEVER FOR ANY HARM TO SUCH PERSONS RESULTING FROM ANY CAUSE OTHER THAN THE NEGLIGENCE OR WILLFUL MISCONDUCT OF SAVVIS AND SUBCONTRACTORS WHILE PERFORMING SERVICES PURSUANT TO THE AGREEMENT.

8.2 SAVVIS Supplied and Customer Equipment. SAVVIS SHALL BE LIABLE FOR DAMAGE TO, OR LOSS OF, ANY CUSTOMER EQUIPMENT RESULTING FROM THE NEGLIGENCE OR WILLFUL MISCONDUCT OF SAVVIS OR ITS AFFILIATES, AND (II) CUSTOMER SHALL BE LIABLE FOR ANY DAMAGE TO, OR LOSS OF, ANY SAVVIS EQUIPMENT RESULTING FROM THE NEGLIGENCE OR WILLFUL MISCONDUCT OF CUSTOMER, ITS SUBCONTRACTORS AND ITS END USERS. TO THE EXTENT A PARTY IS LIABLE FOR ANY DAMAGE TO, OR LOSS OF, THE OTHER PARTY’S EQUIPMENT PURSUANT TO (I) OR (II) ABOVE, SUCH LIABILITY SHALL NOT EXCEED

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THE THEN-CURRENT REPLACEMENT VALUE OF THE DAMAGED EQUIPMENT PLUS 15%. If another Colocation customer of SAVVIS in the data center damages Customer Equipment and SAVVIS is able to recover from such other customer cost specifically and solely for the damaged Customer Equipment, SAVVIS will pass the amount received from such customer on to Customer, it being agreed to by Customer that SAVVIS is under no obligation to obtain or recover this amount from its customer and/or trigger any indemnity claim with such other customer.

8.3 CONSEQUENTIAL DAMAGES WAIVER. EXCEPT FOR A BREACH OF SECTION 4.1 (“CONFIDENTIAL INFORMATION”) OF THIS AGREEMENT, IN NO EVENT WILL EITHER PARTY BE LIABLE OR RESPONSIBLE TO THE OTHER FOR ANY TYPE OF INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST REVENUE, LOST PROFITS, REPLACEMENT GOODS, LOST OF TECHNOLOGY, RIGHTS OR SERVICES, LOSS OF DATA, OR INTERRUPTION OR LOSS OF USE OF SERVICE OR EQUIPMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER ARISING UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE.

8.4 Basis of the Bargain: Failure of Essential Purpose. The parties acknowledge that SAVVIS has set its prices and entered into this Agreement in reliance upon the limitations of liability and the disclaimers of warranties and damages set forth herein, and that the same form an essential basis of the bargain between the parties. The parties agree that the limitations and exclusions of liability and disclaimers specified in this Agreement will survive and apply even if found to have failed of their essential purpose.

8.5 Notwithstanding anything to the contrary in this Section 8, WITH THE EXCEPTION OF (1) EACH PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 9 (AS FURTHER LIMITED BY THE LAST PARAGRAPH OF THIS SECTION 8.5), (2) CUSTOMER’S PAYMENT OBLIGATIONS, AND (3) DAMAGE TO EQUIPMENT UNDER SECTION 8.2 ABOVE, THE TOTAL AGGREGATE LIABILITY OF EITHER PARTY TO THE OTHER PARTY ARISING FROM OR RELATED TO THIS AGREEMENT SHALL BE LIMITED TO THE TOTAL NET (MONTHLY RECURRING CHARGE PAID BY CUSTOMER MINUS ANY CREDITS PROVIDED BY SAVVIS) PAYMENTS PAID BY CUSTOMER TO SAVVIS IN THE TWELVE MONTH PERIOD IMMEDIATELY PRECEDING THE DATE IN WHICH THE CLAIM ARISES.

WITH RESPECT TO A BREACH OF A PARTY OF SECTION 4.1 (“CONFIDENTIAL INFORMATION”) CAUSED BY THE NEGLIGENCE OF A PARTY, THE TOTAL AGGREGATE LIABILITY OF EITHER PARTY TO THE OTHER PARTY ARISING FROM OR RELATED TO THIS AGREEMENT SHALL BE LIMITED TO THE TOTAL NET PAYMENTS PAID BY CUSTOMER TO SAVVIS FOR THE AFFECTED SERVICE WHICH GIVES RISE TO SUCH LIABILITY IN THE 36 MONTH PERIOD IMMEDIATELY PRECEDING THE DATE IN WHICH THE CLAIM ARISES.

WITH RESPECT TO SAVVIS’ INDEMNIFICATION OBLIGATION FOR INTELLECTUAL PROPERTY NOT OWNED BY SAVVIS (I.E. SAVVIS LICENSED TECHNOLOGY) UNDER SECTION 9.1(I) OF THE AGREEMENT, THE TOTAL AGGREGATE LIABILITY OF SAVVIS ARISING FROM OR RELATED TO THIS AGREEMENT SHALL BE LIMITED TO THE TOTAL NET PAYMENTS PAID BY CUSTOMER TO SAVVIS FOR THE AFFECTED SERVICE WHICH GIVES RISE TO SUCH LIABILITY IN THE TWELVE MONTH PERIOD IMMEDIATELY PRECEDING THE DATE IN WHICH THE CLAIM ARISES. HOWEVER, SAVVIS WILL PASS THROUGH TO CUSTOMER ANY APPLICABLE INDEMNIFICATIONS FROM THE THIRD PARTY VENDOR WITH RESPECT TO INFRINGEMENT CLAIMS TO THE EXTENT THAT SAVVIS HAS RECEIVED SUCH INDEMNITY AND IS PERMITTED TO DO SO PURSUANT TO THE TERMS AND CONDITIONS OF THE APPLICABLE THIRD PARTY AGREEMENT(S).

9. INDEMNIFICATION.

9.1 Indemnification. Each party will indemnify, defend and hold the other harmless from and against any and all costs, liabilities, losses and expenses (including, but not limited to, reasonable attorneys’ fees) (collectively, “Losses”) resulting from any claim, suit, action, or proceeding (each, an

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“Action”) brought by any third party against the other or its affiliates alleging (i) the infringement or misappropriation of any intellectual property right relating to the delivery or use of the Service(s) (but excluding any infringement contributorily caused by the other party); (ii) personal injury caused by the negligence or willful misconduct of the other party; and (iii) any violation of or failure to comply with the AUP. Customer will indemnify, defend and hold SAVVIS, its affiliates and customers harmless from and against any and all Losses resulting from or arising out of any Action brought against SAVVIS, its affiliates or customers alleging any damage or destruction to the Customer Area, the Internet Data Centers, SAVVIS equipment or other customer equipment caused by Customer, its Representative(s) or designees.

9.2 Notice. Each party’s indemnification obligations hereunder shall be subject to (i) receiving prompt written notice of the existence of any Action; (ii) being able to at its option, control the defense of such Action; (iii) permitting the indemnified party to participate in the defense of any Action; and (iv) receiving full cooperation of the indemnified party in the defense thereof.

10. TERMINATION.

10.1 Termination For Cause. Either party may terminate this Agreement if: (i) the other party breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice of the same, except in the case of failure to pay fees, which must be cured within ten business (10) days after receipt of written notice from SAVVIS; (ii) the other party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or (iii) the other party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing. Customer may also terminate this Agreement in accordance with the terms set forth in Section 5.2(f) (Termination Option For Chronic Problems) of this Agreement.

10.2 No Liability for Termination.

(a) If Customer terminates an ordered Service prior to its delivery, Customer shall be liable for pre-delivery cancellation fees equal to all out-of-pocket costs or expenses incurred by SAVVIS (e.g., ordered equipment or licenses) or imposed on SAVVIS by any third party that are directly attributable to such terminated Service, and one (1) month’s monthly recurring charges per terminated Service. If, after the delivery of Service but prior to the conclusion of the applicable Service Term, the Service or this Agreement is terminated either by SAVVIS for cause or by Customer for any reason other than cause or breach of the Service Level Agreement set forth in Section 5.2.f, then Customer shall be liable for: (a) an early termination charge equal to 50% of the monthly recurring charges for the affected Services multiplied by the number of months remaining in the Service term; (b) Service charges accrued but unpaid as of the termination date; and (c) any third party provider charges and any out-of-pocket expenses incurred by SAVVIS (e.g., cancellation charges or annual software license fees) directly attributable to such Service to the extent that SAVVIS cannot reasonably avoid such charges or expenses. The parties agree that any cancellation fees and early termination charges set forth in this Agreement constitute liquidated damages and are not intended as a penalty.

(b) SAVVIS shall have the right to terminate any or all of the Services without liability of any kind on the earlier of (i) the expiration of or earlier termination of SAVVIS’ underlying lease for the SAVVIS data center, (ii) expiration or earlier termination of the Agreement, or (iii) a taking by eminent domain by any authority having such power, in each case providing as much notice as reasonably practicable under the circumstances, and upon such termination, SAVVIS shall pay Customer’s reasonable, documented and actual moving expenses incurred by Customer in relocating Customer Equipment to a new facility of Customer’s choosing within the continental United States (“Moving Reimbursement”); provided, however, the amount of such Moving Reimbursement shall not exceed $600,000.00. The parties agree that any renewal of the Services shall be contingent upon the election by

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SAVVIS to continue to own or lease the SAVVIS data center, such election to be exercised at the sole discretion of SAVVIS.

10.3 Effect of Termination. Upon the effective date of termination of this Agreement:

(a) SAVVIS will immediately cease providing the Service(s);

(b) any and all payment obligations of Customer under this Agreement for Services(s) provided through the date of termination will immediately become due;

(c) within thirty (30) days of such termination, each party will return all Confidential Information of the other party in its possession and will not make or retain any copies of such Confidential Information except as required to comply with any applicable legal or accounting record keeping requirement; and

(d) within thirty (30) days of such termination Customer shall (i) remove from the Internet Data Centers all Customer Equipment (excluding any SAVVIS Supplied Equipment) and any other Customer property; (ii) deliver or make available all SAVVIS Supplied Equipment to an authorized representative of SAVVIS, and (iii) return the Customer Area to SAVVIS in the same condition as it was on the Billing Commencement Date for the Customer Area, normal wear and tear excepted. If Customer does not remove the Customer Equipment and its other property within such thirty-day period, SAVVIS will have the option to (i) move any and all such property to secure storage and charge Customer for the cost of such removal and storage.

10.4 Customer Equipment as Security. In the event that Customer fails to pay SAVVIS all undisputed amount owed SAVVIS under this Agreement when due, Customer agrees that, upon delivery of written notice to Customer, SAVVIS may restrict Customer’s physical access to the Customer Area and Equipment.

10.5 Survival. The following provisions will survive any expiration or termination of the Agreement: Sections 3, 4.1, 4.2, 4.4, 5.5, 6.7(d), 8, 9, 10 and 11 (excluding 11.2) and 12.

11. ANCILLARY NETWORK SERVICES.

This Section will apply only in those instances where Customer is also purchasing ancillary SAVVIS network services in connection with its Hosting/Colocation Services, such as dedicated Internet access ports, cross-connections, and/or local access (“Network Service”).

11.1 Billing Commencement Date for Network Services.

(a) This Subsection applies to “IIP” and “MIP” Network Services. If the Network Service involves the addition of a single Customer connection (“Connection”), the BCD will be the date when SAVVIS activates the Network Service on the WAN side for that Connection. If the Network Service involves the activation of multiple Connections, the BCD for all Connections in the applicable Service Order will be the earlier of the date when SAVVIS activates the Network Service on the WAN side of at least two Connections or the activation of the Connection designated on the applicable Service Order as the Business Critical Infrastructure (“BCI”) Connection. If the Network Service involves the activation of multiple Customer Sites plus Internet access, the BCD for all Connections in the applicable Service Order will be the earlier of the date the Internet access is provisioned to the Connection on which it will reside or the activation of the Connection designated on the applicable Service Order as the BCI Connection.

(b) This Subsection applies to all Network Services other than IIP and MIP. SAVVIS will notify the Customer when the Network Service is installed and ready for Customer’s use and within 10 days thereafter, Customer may reject the Network Service by written notice to SAVVIS if it materially fails to operate in accordance with the applicable SLA. If Customer sends an adequate and timely notice of

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rejection, SAVVIS will confirm the operational status of the Network Service, resolve any issues as necessary, and re-notify Customer when the Network Service is ready for Customer’s use. If Customer fails to reject the Network Service timely, Customer will be deemed to have accepted the Network Service. The BCD for a Network Service will be the earlier of: (a) the date the Network Service is accepted (or deemed accepted) by Customer, or (b) the date on which Customer first makes commercial or “live” use of the Network Service.

11.2 Pre-delivery Cancellation Fee. If Customer terminates an ordered Network Service prior to its BCD, Customer will pay a pre-delivery cancellation fee equal to one month’s projected MRC, plus out-of-pocket costs incurred by SAVVIS or imposed on SAVVIS by any third party provider (e.g., early termination charges).

11.3 Local Access. If local access is ordered in connection with the Service, SAVVIS will order and administer such local access on Customer’s behalf from the local access provider of SAVVIS’ choice. SAVVIS reserves the right to change the local access provider in its sole and reasonable discretion. If Customer acquires its own local access for use with the Service, Customer is solely responsible for coordination of all such local access and for any costs (including early termination fees) associated with such local access. Customer shall indemnify, defend and hold SAVVIS and its affiliates harmless from any and all third party claims, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorney’s fees and court costs, arising from or related to local access used by Customer in connection with Service.

12. MISCELLANEOUS PROVISIONS.

12.1 Force Majeure. Except for the obligation to make payments, neither party will be liable for any failure or delay in its performance under this Agreement due to any cause beyond its reasonable control, including acts of war, acts of God, earthquake, flood, embargo, riot, sabotage, labor shortage or dispute, governmental act or failure of the Internet (not resulting from the actions or inactions of SAVVIS), provided that the delayed party: (a) gives the other party prompt notice of such cause and (b) uses its reasonable commercial efforts to promptly correct such failure or delay in performance. In the event that SAVVIS is unable to provide Services for a period of 5 days or more due to a Force Majeure event, SAVVIS shall, at Customer’s request, promptly cooperate with and assist Customer in transitioning to another SAVVIS data center to the extent one is available. If SAVVIS determines that no such data center is available, then Customer or SAVVIS shall have the right to terminate the Services affected by the Force Majeure event without further liability upon written notice to the other party.

12.2 No Lease: Agreement Subordinate to Master Lease. This Agreement is a services agreement and is not intended to and will not constitute a lease of any real property. Customer acknowledges and agrees that (i) it has been granted only a licenses to occupy the Customer Area and us the Interface Data Centers and any equipment provided by SAVVIS in accordance with this Agreement; (ii) Customer has not been granted any real property interest in Customer Space or Internet Data Center; (iii) Customer has no rights as a tenant or otherwise under any real property or landlord/tenant laws, regulations, or ordinances; and (iv) this Agreement, to the extent it involves the use of space leased by SAVVIS, shall be subordinate to any lease between SAVVIS and its landlord(s).

12.3 Marketing. Subject to Customer’s prior written consent, the parties agree that during the term of this Agreement SAVVIS may publicly refer to Customer, orally and in writing, as a Customer of SAVVIS.

12.4 Government Regulations. Customer will not export, re-export, transfer, or make available, whether directly or indirectly, any regulated item or information to anyone outside the U.S. in connection with this Agreement without first complying with all export control laws and regulations which may be imposed by the U.S. Government and any country or organization of nations within whose jurisdiction Customer operates or does business.

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12.5 Non-Solicitation. During the Terms of this Agreement and continuing through the first anniversary of the termination of this Agreement, each party agrees that it will not, and will ensure that its affiliates do not, directly or indirectly, solicit or attempt to solicit for employment any persons employed by the party or contracted by the other party.

12.6 No Third party Beneficiaries. SAVVIS and Customer agree that, except as otherwise expressly provided in this Agreement, there shall be no third party beneficiaries to this Agreement, including but not limited to the insurance providers for either party or the customers of either party.

12.7 Governing Law; Dispute Resolution. This Agreement is made under and will be governed by and construed in accordance with the laws of the State of California (except that body of law controlling conflicts of law) and specifically excluding from application to this Agreement that law known as the United Nations Convention on the International Sale of Goods. The parties will endeavor to settle amicably by mutual discussions any disputes, difference, or claims, whatsoever related to this Agreement. Failing such amicable settlement, and controversy, claim, or dispute arising under or relating to this Agreement, including the existence, validity, interpretation, performance, termination or breach thereof, shall finally be settled by arbitration in accordance with the Arbitration Rules (and if Customer is a non-U.S. entity, the International Arbitration Rules) of the American Arbitration Association (AAA). There will be three (3) arbitrators (the “Arbitration Tribunal”), the first of which will be appointed by the claimant in its notice of arbitration, the second of which will be appointed by the respondent within thirty (30) days of the appointment of the first arbitrator and the third of which will be jointly appointed by the party-appointed arbitrators within thirty (30) days thereafter. The language of the arbitration shall be English. The Arbitration Tribunal will not have the authority to award punitive damages to either party. Each party shall bear its own expenses, but the parties will share equally the expenses of the Arbitration Tribunal and the AAA. This Agreement will be enforceable, and any arbitration award will be final, and judgment thereon may be entered in any court of competent jurisdiction. The arbitration will be held in San Francisco, California, USA. Notwithstanding the foregoing, claims for preliminary injunctive relief, other pre-judgment remedies, and claims for Customer’s failure to pay for Services in accordance with this Agreement may be brought in a state or federal court in the United States with jurisdiction over the subject matters and parties.

12.8 Severability; Waiver. In the event any provision of this Agreement is held by a tribunal of competent jurisdiction to be contrary to the law, the remaining provisions of this Agreement will remain in full force and effect. The waiver of any breach or default of this Agreement will not constitute a waiver of any subsequent breach or default, and will not act to amend or negate the rights of the waiving party.

12.9 Assignment. Customer may assign this Agreement in whole or as part of a corporate reorganization, consolidation, merger, or sale of substantially all of its assets. Customer may not otherwise assign its rights or delegate its duties under this Agreement either in whole or in part without the prior written consent of SAVVIS, and any attempted assignment or delegation without such consent will be void. SAVVIS may assign this Agreement in whole or part. Subject to Section 4.4 (Security of Customer Data), which does not allow SAVVIS to grant access to Customer Data to any third party, SAVVIS also may delegate the performance of certain Services to third parties, including SAVVIS’ wholly owned subsidiaries, provided SAVVIS controls delivery of such Services to Customer and remains responsible to Customer for the delivery of such Services. This Agreement will bind and insure to the benefit of each party’s successors and permitted assigns.

12.10 Notice. All legal notices required to be given hereunder shall be in writing and shall be deemed given if sent to the addressee specified below: (a) by either registered or certified United States mail, return receipt requested, postage prepaid, three days after such mailing; or (b) by national overnight courier service and addressed to the persons set forth herein, the next business day. All other notices, including notices of non-payment and any applicable AUP notices, may also be sent via facsimile or email, and will be deemed given on the day delivery is electronically confirmed.

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To SAVVIS: General notices:	For all disconnection, upgrades, or termination notices:

Savvis Communications Corporation 1 Savvis Parkway St Louis, Missouri United States 63017 Attn: General Counsel	2355 Dulles Corner Blvd. Ste. 300 Herndon, VA 20171 Attn: Client Solutions

To Customer: Name: Address: City/State/Zip: Fax No.: Email: Attn.:	NetSuite Inc. 2955 Campus Drive, Suite 100 San Mateo, CA 94403 650 627-1001 dbrown@netsuite.com VP of Engineering Operations - Doug Brown

With a copy via mail and email to: Name: Address: City/State/Zip: ATTN: Email:	NetSuite Inc. 2955 Campus Drive, Suite 100 San Mateo, CA 94403 Legal Department Legal@netsuite.com and, if the matter concerns copyright matters, also copyright@netsuite.com
In the case of urgent operational notices, SAVVIS will also follow up with a phone call to Doug Brown and NetSuite’s other Authorized Personnel (list on file with SAVVIS, per the SAVVIS Customer Information Guide and Handbook listed on Schedule 1 hereto), until SAVVIS has confirmed that NetSuite is aware of the situation.

12.11 Relationships of Parties. SAVVIS and Customer are independent contractors and this Agreement will not establish any relationship of partnership, joint venture, employment, franchise or agency between SAVVIS and Customer. Neither SAVVIS nor Customer will have the power to bind the other or incur obligations on the other’s behalf without the other’s prior written consent, except as otherwise expressly provided herein.

12.12 Entire Agreement; Counterparts; Originals. This Agreement, including all documents expressly incorporated herein by reference, constitutes the complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes and replaces any and all prior or contemporaneous discussions, negotiations, understandings and agreements, written and oral, regarding that subject matter, including, without limitation, the 2001 MSA, subsequent amendments, schedules and

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supplements, SSGs, and other terms and conditions, except as listed and attached on Schedule 1 (Service Details). Any additional or different terms in any purchase order or other response by Customer shall be deemed objected to by SAVVIS without need of further notice of objection, and shall be of no effect or in any way binding upon SAVVIS. Any additional or different terms in any Service Order, SGG, SOW, purchase order acknowledgement, invoice or other response by SAVVIS, other than those set forth on Schedule 1 (Service Details), shall be deemed objected to by Customer without need of further notice of objection, and shall be of no effect or in any way binding upon Customer. Without limiting the generality of the foregoing, except as set forth expressly in this Agreement or a written amendment of this Agreement, Customer does not and will not agree to any terms whereby Customer is deemed to accept any terms if Customer does not expressly reject such terms. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument. Once signed, any reproduction of this Agreement made by reliable means (e.g., photocopy, facsimile) is considered an original. This Agreement may be changed only by a written document signed by authorized representatives of SAVVIS and Customer in accordance with this Section 12.12. For purposes of this Agreement, the term “written” means anything reduced to a tangible form by a party, including a printed or hand written document, e-mail or other electronic format.

12.13 Interpretation of Conflicting Terms. In the event of conflict among terms, the order of priority shall be as follows: this Agreement, then the Standard Contractual Clauses (subject to Section 4.4.f), then the details set forth on Schedule 1 (Service Details), then any attachments to Schedule 1 (Service Details), and then Schedule 2.

Authorized representatives of Customer and SAVVIS have read the foregoing and all documents incorporated therein and agree and accept such terms effective as of date first above written.

NETSUITE INC.		SAVVIS COMMUNICATIONS CORPORATION

Signature:	/s/ Douglas Brown	Signature:	/s/ James Mori
Print Name:	Douglas Brown	Print Name:	James Mori
Title:	VP Engineering Operations	Title:	EVP, General Manager of the Americas
Date:	14 May 2010	Date:	5/17/10

This Agreement incorporates the following documents:

Schedule 1 (Service Details)

Schedule 2 (Security Program Changes)

19

Schedule 1

Service Details

The following SAVVIS Service Guides, Customer Guide, Acceptable Use Policy and Service Orders are attached hereto as part of this Schedule 1 to the Amended and Restated Master Services Agreement (“Agreement”) and includes additional terms, conditions and Service specifications:

SAVVIS Service Guides:

•	HOS-20090415-External-SSG-US-HAN Internet (sections applicable to US hosting locations)

•	HOS-20100331-External-SSG-GL-Colocation_Services (sections applicable to US hosting locations)

SAVVIS Acceptable Use Policy (version attached hereto)

SAVVIS Customer Guide (version attached hereto, sections applicable to US hosting locations and services actually ordered by NetSuite)

[**]

SAVVIS Office Space License Schedule dated 2008 (attached hereto), which shall apply only to the office space licensed to NetSuite.

Service Orders:

The following Service Orders include details of the Services existing as of the Effective date of this Agreement, additional terms and conditions and fees associated with such Services. Only the actual ‘PM Order Forms’ attached hereto are incorporated by reference, but not any further documents that may be referenced within the PM Order Forms, unless they are actually attached and separately referenced in this Schedule 1.

1-1ZOCO5 (2007)

1-1ZWLIP (2007)

1-20168Z (2008)

1-20MO0I (2008)

1-20X0BB (2008)

1-21RGRD (2009)

1-21S555 (2008)

1-221D0I (2009)

1-22GPMW (2009)

1-22YZI9 (2009)

1-23KRZW (2010)

If an existing or future Service Order contains additional legal terms (beyond pricing and details of the services to be provided), other than the terms set forth in Sections 1-3 of this Schedule 1 below, such terms shall not be valid and effective between the parties, unless they are agreed in a duly signed writing that expressly states that such agreement is intended to derogate from

[**] – Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Section 1.1 and Schedule 1 of the Amended and Restated Master Service Agreement of May 2010.

If other orders for services are currently in place, and SAVVIS performs such services and NetSuite is paying the applicable fees, then SAVVIS’s obligation to provide such service and NetSuite’s obligation to pay for such service shall continue, but not any other terms, unless expressly restated in the Agreement or this Schedule 1, or referenced and attached hereto.

ORD1081267 (March 31, 2010, attached hereto) and SAVVIS COMMUNICATION CORPORATION SERVICE ORDER ADDENDUM TO ORD1081267 (attached hereto) shall remain in effect provided that only the terms specified on documents attached hereto shall apply, and not any documents referenced therein, unless such documents are also separately referenced on this Schedule 1 and attached hereto. Also, the Section on ‘Customer Acceptance,” in ORD1081267 shall not apply.

All existing and future Service Orders shall be subject to the following terms:

1.	By signing this service order form (“Service Order”), Customer hereby orders the services described in this Service Order (the “Services”). The Services will be provided pursuant to the terms of this Service Order and in accordance with the Amended and Restated Master Service Agreement of May 2010. (the “Agreement”), and this Service Order is subject to such Agreement. If Customer signs this Service Order and does not issue a separate purchase order prior to the requested service date, this Service Order shall serve as Customer’s purchase order.

2.	Any Service Order which is not executed by Customer within sixty (60) days of its creation date (as indicated herein) shall be cancellable by Savvis in its sole discretion. Without limiting any other Savvis right, acceptance of this Service Order Form is subject to Savvis credit approval.

3.	Customer shall, within 30 days from the date SAVVIS notifies Customer that the applicable Services are installed and operational (“Installation Date”), confirm acceptance of such Services via a Customer Acceptance Form (“CAF”) or reject such Services in good faith. If Customer rejects the applicable Service(s), Customer must provide a reasonably specific written description of the deficiency. If Customer’s rejection is reasonable and in good faith, SAVVIS will cure the deficiency and resubmit a notice of completion and this process will continue until the Service is accepted by Customer. The Billing Commencement Date shall be the date the Service is accepted.

2

HAN Internet

HOS-20090415-External-SSG-US-HAN Internet

SAVVIS Service Guide

This SAVVIS Service Guide (“SSG”) sets forth a description of the Colo Bandwidth Service/HAN Internet Access/Virtual HAN Access (“Service”) offered by SAVVIS, including technical details and additional requirements or terms, if any. This SSG is subject to and incorporated into the Master Service Agreement and Service Schedule between the parties.

The specific details of the Service ordered by Customer will be set forth on the relevant Service Order.

Service Description

The Service is delivered in the United States and Europe on our Tier 1, AS3561 backbone at speeds ranging from Ethernet (10Mbps) to Gigabit Ethernet (1000Mbps). SAVVIS represents one of the largest IP networks in the world and can deliver worldwide connectivity to the Internet for, among others, carriers, Internet service providers (ISPs), application service providers (ASPs), content providers and multinational corporations. SAVVIS’ global IP network reaches approximately 45 countries and has approximately 127 points of presence (POP) around the world. The Service itself is a non-managed service and all equipment and management will be provided by the customer.

Definitions

IP Address means a numerical identification (logical address) that is assigned to devices participating in a computer network utilizing the Internet Protocol for communication between its nodes.

American Registry for Internet Numbers (ARIN) is the Regional Internet Registry (RIR) that managed the distribution of Internet Numbers (IP Addresses), and AS Numbers.

Border Gateway Protocol (BGP) is a dynamic routing protocol used to establish routing between ISP’s that, combined, make up the Internet.

Customer Premise Equipment (CPE or CE) means equipment located at the customer’s premises rather than on the provider’s premises or in between.

SAVVIS IP Backbone means the SAVVIS’ IP network between its Primary Backbone Nodes (AS3561).

Static Route or Default Route means a defined fixed path for traffic to travel. A default route is a “gateway of last resort”. All traffic destined for networks not know by the router will be forwarded via this “gateway”.

Included

Installation

•	Direct connection between the Savvis network and Customer equipment via a single cross connect (SingleLine Service) or via dual cross connects (MultiLine Service) using the following connection types:

•	Fast Ethernet – 100Mbps

•	Gigabit Ethernet – 1000Mbps

•	IP addresses consistent with SAVVIS IP policies and what the Customer can justify

•	Troubleshooting of SAVVIS-provided components

•	Installation of cabling between the Customer patch panel and the Savvis patch panel in the Internet Data Center (“IDC”) node room

Cabling

•	For copper connections, Savvis provides CAT5E patch cable, termination is the RJ45 connector.

HOS-20090415-External-SSG-US-HAN Internet	© 2008 Savvis, Inc.

•	For fiber connections, Savvis provides 62.5 micron Multimode duplex 1000Base SX fiber patch cable, termination is the SC-SC connector

•	If different fiber optic termination is required for patch cable, Customer must provide its own cable (i.e., SC-MTRJ)

Optional

IP addresses consistent with SAVVIS IP policies and what the Customer can justify. If ordered by Customer, SAVVIS will use good faith efforts to assign Internet address space for the benefit of Customer during the Service Term. Any IP addresses and space provided to Customer by SAVVIS are solely for Customer’s use with the Service, and are non-portable and non-transferable. Neither Customer nor any End Users will own or route any IP addresses or space provided by SAVVIS, and, upon any termination of Service, Customer’s access to such IP addresses and space will cease.

Not Included

•	Purchase of Customer Equipment

•	Support of Customer Equipment

Usage Based Billing

Savvis bills Customers monthly in advance for base bandwidth recurring charges associated with the Service. For bandwidth usage above the base amount, there is an additional per megabit usage charge billed at the end of each month. Savvis uses the 95th percentile measurement rule of the total of the ingress and egress traffic to calculate the additional bandwidth usage charges above the base bandwidth recurring charges.

The bandwidth reporting system captures average data point’s usage every five (5) minutes for each network line for ingress, egress, and total bandwidth data. The highest 5 percent of the data points out of a given set (ingress or egress or total) of data points over the billing period are discarded. The highest data point from the remaining data points is the 95th percentile value of the data set. Bandwidth reporting provides aggregate 95th percentile measurement billing for multiple lines within one IDC. If the Customer has lines in more than one IDC, each subgroup aggregate 95th percentile is summed together to get the total usage.

SingleLine Service

The Service provides an individual uplink to the SAVVIS IP Backbone. Customers have the option of purchasing Switched SingleLine Service, Statically Routed SingleLine Service, or BGP SingleLine Service.

HOS-20090415-External-SSG-US-HAN Internet	© 2008 Savvis, Inc.

SingleLine Routed – Static Route

The Service provides a single uplink to the Savvis IP Backbone. All Internet traffic is routed from the customer’s router to SAVVIS via a static default route.

Customer Required Equipment

Single Customer Provided Router

SingleLine Routed – BGP

The Service provides a single uplink to the Savvis IP Backbone. All Internet traffic is routed from the customer’s router to SAVVIS via BGP. This service is only available for Colo Bandwidth.

•	Specific Included

•	Setup of BGP between SAVVIS and Customer

•	Setup of default route using BGP

•	Specific Not Included

•	Public ASN for Multi-homing Customers. Customer must acquire their own Public ASN from ARIN.

•	Optional

•	Full BGP Table Announce to Customer

•	Private Autonomous System Number (ASN) can be provided by SAVVIS upon request

•	Customer must acquire public ASN from ARIN to utilize BGP to multi-home between multiple ISPs.

•	Customer Required Equipment

•	Single Customer provided router which support BGP. If full routes are required, router must have appropriate memory and/or processing power to support the BGP routing table.

SingleLine Switched – Static Route

The Service provides a single uplink to the Savvis IP Backbone. All Internet traffic is routed from the customer’s LAN to SAVVIS via default route. Unlike SingleLine Routed – Static route, where the customer manages their own router, with SingleLine Switched, routing for the Customer network is done via the Savvis network router.

Customer Required Equipment

•	Single Customer provided switch

MultiLine Service

The Service provides increased network reliability and scalability through redundant uplinks and assures continued connectivity to the SAVVIS IP Backbone in the event of failure of one of the uplinks.

In HAN 1.0 facilities, MultiLine Service supports two uplinks into the Savvis network running either in active/active mode, or in active/failover mode. In HAN 2.0 facilities, MultiLine Service supports two uplinks into the Savvis network running in an active/failover mode only.

Customers have the option of purchasing Switched MultiLine Service, Statically Routed MultiLine Service, or BGP MultiLine Service. Switched Multiline Service with HSRP is also available in select Savvis Datacenters.

Traffic Limitations for MultiLine

•

Due to the behavior of Multiline, traffic is limited to half the aggregate uplink capacity. In the event of a failure of a single uplink, maximum aggregate bandwidth will be reduced by the bandwidth of the failed uplink.

HOS-20090415-External-SSG-US-HAN Internet	© 2008 Savvis, Inc.

•	Customer must capacity manage their network topology and utilization to not exceed the available active uplink capacity.

Failure Protection

•

Savvis provides automatic transition to from the active uplink to the failover uplink if a network device fails. For all multiline except BGP, transition from the active uplink to the failover uplink should occur within 10 seconds of link failure and is fully automatic.

•	For Multiline BGP, the failover timer is up to 180 seconds.

•

This service protects against failures in the cable plant, Savvis switches, and Customer Equipment directly attached to Savvis equipment. It does not provide failover within Customer’s backend network.

Customer Requirements

•	Compliance Review

Savvis compliance review is required for all orders before the order is booked

•	Ports: Gigabit Ethernet and Fast Ethernet.

•	Customer can use other equipment not on the list below but should consult with SAVVIS Solutions Consultants.

•	Recommended equipment tested by SAVVIS for include the following:

•	Cisco 3560

•	Cisco 3750

•	Cisco 6509-E

•	Juniper EX & M Series

Specific MultiLine Delivery Options

MultiLine Routed – Static Route

The Service provides increased network reliability and scalability through redundant uplinks using static Routes and assures continued connectivity to the Savvis IP Backbone in the event of failure of one of the uplinks. The uplinks for the Service are available in active/failover or active/active modes.

Customer Required Equipment

Dual Customer provided routers

MultiLine Routed – BGP

The Service provides increased network reliability and scalability through redundant uplinks using BGP and assures continued connectivity to the Savvis IP Backbone in the event of failure of one of the uplinks. The uplinks for the Service are available in active/active mode. This service is only available for Colo Bandwidth.

Specific included

Setup of BGP between SAVVIS and Customer

Setup of default route using BGP

Specific not included

Public ASN for Multi-homing Customers. Customer must acquire their own Public ASN from ARIN.

Optional

•	Full BGP Table Announce to Customer

•	Private Autonomous System Number (ASN) can be provided by SAVVIS upon request

•	Customer must acquire public ASN from ARIN to utilize BGP to multi-home between multiple ISPs.

HOS-20090415-External-SSG-US-HAN Internet	© 2008 Savvis, Inc.

Customer Required Equipment

Dual Customer provided routers which support BGP. If full routes are required, routers must have appropriate memory to support the BGP routing table.

MultiLine Switched – Static Route

The Service provides increased network reliability and scalability through redundant uplinks using static Routes and assures continued connectivity to the Savvis IP Backbone in the event of failure of one of the uplinks. The uplinks for the Service are available in active/failover mode only.

Customer Required Equipment

Service requires dual Customer provided switches.

MultiLine Switched – HSRP (Select Datacenters)

The Service provides increased network reliability and scalability through redundant uplinks using HSRP and assures continued connectivity to the Savvis IP Backbone in the event of failure of one of the uplinks.

Customer Required Equipment

Service requires dual Customer provided switches that support HSRP.

HOS-20090415-External-SSG-US-HAN Internet	© 2008 Savvis, Inc.

Savvis Colocation Services Guide

HOS-20100331-External-SSG-GL-Colocation_Services

Savvis Service Guide

This Savvis Service Guide (“SSG”) sets forth a description of Savvis Colocation Service (“Service”) offerings including technical details and additional requirements or terms, if any. This SSG is subject to and incorporated into the Master Service Agreement and Service Schedule between the parties. The specific details of the Service ordered by Customer will be set forth on the relevant Service Order.

Service offerings presented in this SSG include:

•	US Colocation Services

•	UK Colocation Services

•	Japan Colocation Services

•	Singapore Colocation Services

HOS-20100331-External-SSG-GL-Colocation_Services	© 2009 Savvis, Inc.

Savvis Service Guide

Table of Contents

US Colocation Services	1

Service Description	1
Common Service Description	1
Basic Colocation Service (all Data Centers)	1
Raw Space	3
Cabinets and Racks	3
Common Area Colocation	8
Vaulting (available in select Data Centers)	8
Power	9
Notes	10
Service Delivery Management	11
Additional Access Controls	12

UK Colocation Services	13

Service Description	13
Common Service Description	13
Basic Colocation Service (all Data Centers)	13
Cabinets	13
Power:	16
Notes	16
Service Delivery Management	16

Japan Colocation Services	17

Service Description	17
Cabinets	17
Power:	18
Notes:	18
Service Delivery Management	18
Cross Connects	18
Line Types Supported	19

Singapore Colocation Services	20

Service Description	20
Common Service Description	20
Basic Colocation Service (all Data Centers)	20
Cabinets	20
Power:	22
Notes	23
Service Delivery Management	23

Common Service Description	24

HOS-20091208-External-SSG-GL-Colocation_Services	© 2009 Savvis, Inc.

Savvis Service Guide

Service Guide Release	24
Cross Connects	24
Line Types Supported	24

Additional Service Requirements	26

Common Service Requirements	26
Additional Service Requirements for UK, Japan, and Singapore	27
On-Call Support	27
Temperature and Humidity SLO	27
Data Center Customer Space Temperature Problem Process	27

HOS-20091208-External-SSG-GL-Colocation_Services	© 2009 Savvis, Inc.

US Colocation Services

Service Description

There are a variety of Colocation Service options to meet customers’ server and networking equipment needs. Savvis provides the key features on a 24/7/365 basis, including conditioned power, cooling, fire suppression, controlled access, and hands-on support. The various Colocation Service options (which include the Savvis Proximity Hosting service) include: space, power, power strips, racks, and cabinets, each of which is ordered individually.

Savvis only provides the infrastructure equipment and service components set forth herein and make no commitment to supply any service or item that is not listed in the Savvis Service Guide.

Common Service Description

Common service elements including the description of installation, configuration, Service inclusions and exclusions, monitoring, and other service details common across Managed Security Services are defined here. These service elements are in addition to specific Service details provided within the body of each SSG offering.

For a full description of common SSG Managed Security Service elements, please reference the Common Service Description section.

Basic Colocation Service (all Data Centers)

Raw Space

Full Cage and Half Cage Raw Space is a secure, private area within the Savvis Data Center. Raw Space is designed to house computer and networking equipment.

HOS-20100331-External-SSG-GL-Colocation_Services	© 2009 Savvis, Inc.

Savvis Service Guide

Raw Space Specifications

Data Center	Standard Raw Cage Space	Inclusions	Exclusions
BO1 BO2 CH3 DC2 DC3 DL1 LA1 OC2 NJ1 NJ2 SC4 SC5 SC8 SE2 SF1	• Full Raw Cage Space is 7’ W x 8’ D (56sqft) • Half Cage Raw Space is 7’ W x 4’ D (28sqft) • Cages are designed with steel mesh walls and an access door with a lock.

•  Raised Floor

•  Space Footprint

•  Environment

•  Management

•  Heating

•  Cooling

•  Fire Suppression

•  Controlled Physical Access

•  Overhead 10 “ Wiring Tray, up to 24 Linear Feet

•  Project Management during Installation Phase

•  Cage Provisioning

•  One (1) six (6) port RJ-48 copper patch panel and cabling to node room for network terminations is included with first raw cage. Additional patch panels may be ordered as a separate item and at an additional cost.

•  Project management during installation phase

•  Power

•  Rack

•  Cabinet

•  Installation and wiring for customer-owned equipment

•  Customer is responsible for setting up and responding to any alarms or events generated by Internet Control Message Protocol (“ICMP”) Ping Monitoring

•  Custom Cabling

•  Gold Support may be purchased for an additional fee

•  Power strips must be purchased for an additional fee

AT1 BO3 CH3 CH4 DL2 DC4 NJ2X NJ3 SC9	• Full Raw Cage Space is 8’ W x 8’ D (64sqft) • Half Cage Raw Space is 8’ W x 4’ D (32sqft) • Cages are designed with steel mesh walls and an access door with a lock.

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Savvis Service Guide

Cabinets and Racks

Cabinets are defined as a fully enclosed shelter constructed with a high-strength steel frame. Each cabinet has lockable front and rear doors. Cabinets are available in all Data Centers and can be utilized within a private customer cage. The cabinet is designed to house computer and networking equipment within the Data Center.

Savvis supplies two types of racks that can be utilized within a private customer cage,

•	Two-post high strength aluminum racks which are used for telecom equipment

•	Four-post steel rack which are used for computer and networking equipment

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Savvis Service Guide

Cabinets

Data Centers	Cabinet Dimensions (Footprint)	Inclusions	Exclusions
AT1 BO1 BO2 BO3 CH3 CH4 DC2 DC3 DC4 DL1 DL2 LA1 NJ1 NJ2 NJ2X NJ3 OC2 SC4 SC5 SC8 SC9 SE2	Single 24” cabinet 24”W x 84”H x 36”D 45 rack units (square holes) Single 24” cabinet 24”W x 84”H x 42”D 45 rack units (square holes)

•  One (1) 24” cabinet

•  Accommodates 19”W equipment

•  One (1) Vertical Wiring ChannelLock

•  Installation and bolt-down of cabinet

•  Seismic bracing (where required)

•  Project management during

•  Installation phase

•  Power - Not an available option in a Vault

•  Customer is responsible for own equipment installation and wiring

•  Customer is responsible for setting up and monitoring alarms or events generated by Internet Control Messaging Protocol (“ICMP”) Ping Monitoring

•  Additional shelves and vertical wiring channels must be purchased separately

•  Gold Support may be purchased for an additional fee

•  Power strips may be purchased for an additional fee

Racks

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Savvis Service Guide

Data Centers	Rack Dimensions (Footprint)	Inclusions	Exclusions
AT1 BO1 BO2 BO3 CH3 CH4 DC2 DC3 DC4 DL1 DL2 LA1 NJ1 NJ2 NJ2X NJ3 OC2 SC4 SC5 SC8 SC9 SE2	Single 24” Four-post rack 24”W x 84”H x 36”D 45 rack units (square holes) Single 24” Four-post rack 24”W x 84”H x 42”D 45 rack units (square holes) Single 19” Two-post rack 19”W x 72”H x 26”D

•  One (1) 24” or One (1) 19” rack, as applicable

•  Accommodates 19”W equipment

•  Blanking panels for four-post racks

•  Two-post rack meant for telecom equipment only

•  1 Vertical Wiring ChannelLock

•  Installation and bolt-down of rack

•  Seismic bracing (where required)

•  Project management during installation phase

•  Power

•  Not an available option in a Vault

•  Customer is responsible for own equipment installation and wiring

•  Customer is responsible for setting up and monitoring alarms or events generated by Internet Control Messaging Protocol (“ICMP”) Ping Monitoring

•  Additional shelves and vertical wiring channels must be purchased separately

•  Gold Support may be purchased for an additional fee

•  Power strips may be purchased for an additional fee

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Savvis Service Guide

Secure Cabinet

Secure Cabinets provide a high strength steel frame structure and are available in non-caged areas in all IDCs. These Cabinets are subject to availability. Each Secure Cabinet provides a front and rear locking door and ventilation fans for added airflow. The cabinet is designed to house computer and networking equipment located in a common space area within the IDC.

Secure Cabinets

Data Centers	Cabinet Dimensions (Footprint)	Inclusions	Exclusions
AT1 BO1 BO2 BO3 CH3 CH4 DC2 DC3 DC4 DL1 DL2 LA1 NJ1 NJ2 NJ2X NJ3 OC2 SC4 SC5 SC8	Single 24” cabinet 24”W x 84”H x 36”D 45 rack units (square holes) Single 24” cabinet 24”W x 84”H x 42”D 45 rack units (square holes)

•  One (1) 24” W cabinet

•  Accommodates 19”W equipment

•  2 Keys

•  4 shelves

•  One (1) Vertical Wiring ChannelLock

•  Installation and bolt-down of cabinet

•  Seismic bracing (where required)

•  Project management during

•  Installation phase

•  Each cabinet is allocated 14 square feet of IDC space.

•  Power is purchased for an additional fee

•  Not an available option in a Vault

•  Customer is responsible for own equipment installation and wiring

•  Customer is responsible for setting up and monitoring alarms or events generated by Internet Control Messaging Protocol (“ICMP”) Ping Monitoring

•  Additional shelves and vertical wiring channels must be purchased separately

•  Gold Support may be purchased for an additional fee

•  Power strips may be purchased for an additional fee

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Savvis Service Guide

SC9

SE2

All equipment must fit in the Cabinet space purchased. Any additional power and wiring requirements must be purchased separately.

•	All customers must receive approval from Savvis with regard to hot and cold aisle layout configuration and adhere to those requirements prior to equipment installation.

•	Special venting configurations must be pre-approved and will incur additional set-up costs

•

Any void in rack space must be closed with a blanking panel. Periodic compliance audits will be conducted and customer will be notified of blanking panel management violations and are required to close any rack void with a blanking panel within 3 business days of notification.

•	Customer shall not modify in any way a Savvis owned cabinet.

•	Customers must obtain approval for their cabinet or rack layout from Savvis’ Facilities Operations prior to installation and adhere to those requirements.

•	Customer provided cabinets or racks must be,

•	Approved in advance by Savvis,

•	Seismically compliant for the data center in which they are to be installed,

•	Seismic bracing shall be installed by Savvis for a fee to customer

•	All approved customer provided cabinets or racks will be installed solely by Savvis for an additional fee to be paid by Customer,

•	Customer must provide blanking panels for customer owned racks.

•	In geographic areas that are seismically active, installation of Savvis owned cabinets or racks will include additional seismic bolt-downs to meet all building and safety codes.

•	Any additional power and wiring requirements must be purchased separately.

•	Power must be purchased separately to the cabinet or rack.

•	Except for in the case of Intelligent Racks which include one single phase 20 amp power source (per Intelligent Rack)

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Savvis Service Guide

Common Area Colocation

Common Area Colocation is defined as a rack or cabinet in a shared caged area or in a locked cabinet outside of a private caged space in an area designated by Savvis.

Not all data centers support Common Area Colocation.

Data Centers	Cabinet/Rack Dimensions (Footprint)	Inclusions	Exclusions
BO1 BO2 CH3 DC2 DC3 DL1 LA1 OC2 NJ1 NJ2 SC4 SC5 SC8 SE2	Single 23” cabinet 23”W x 84”H x 26”D • Accommodates 19”W equipment • Up to four (4) shelves	• One (1) vertical wiring channel • Lock • Installation and bolt-down of cabinet • Seismic bracing (where required) • Project management during Installation phase

•  Power - Not an available option in a private customer caged area

•  Customer is responsible for own equipment installation and wiring

•  Customer is responsible for setting up and monitoring alarms or events generated by Internet Control Messaging Protocol (“ICMP”) Ping Monitoring

•  Additional shelves and vertical wiring channels must be purchased separately

•  Gold Support may be purchased for an additional fee

•  Power strips may be purchased for an additional fee

19” two-post rack 19”W x 72”H x 26”D • Accommodates 19”W equipment 23” two-post rack 23”W x 72”H x 26”D • Accommodates 21”W equipment

•  One (1) 19”or 23: Rack, as applicable

•  1 Vertical Wiring Channel

•  Raised floor

•  Environment Management: heating, cooling, fire suppression and controlled access

•  Installation and bolt-down of rack

Vaulting (available in select Data Centers)

Vaulting is a high-end, enclosed, secured private area within the Savvis Data Center. The Savvis Vault is designed with solid walls and a biometric key-lock access. The Savvis Vault has an auditable log of all access into the vault via the biometric access handprint reader. The Savvis Vault has a dedicated video surveillance camera (mounted outside of the vault) to monitor and record all exiting/entering activity at the door. Alarm contacts and related equipment are

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Savvis Service Guide

installed to provide an immediate alert and a log of all unauthorized activity at the door. The Savvis Vault has a temperature sensor, redundant power supply availability, lighting, and a fire suppression system. In addition, the Savvis Vault floor is bolted down to prevent unauthorized access from under the Savvis Vault. This service is subject to availability.

Vaulting Specifications

Vaulting Service	Secure Area Vaulting (Outside Dimensions)	Inclusions	Exclusions
Savvis Vault (EXEC)	8’W x 12’D x 8’H

•  Wiring patch panel

•  External video camera surveillance

•  Temperature sensor

•  Three (3) customer access cards

•  Raised Floor

•  Environmental Management,

•   Heating

•   Cooling

•   Fire Suppression

•   Secure Access

•  Project Management for installation oversight

•  Vault provisioning

Customer is responsible for equipment installation and wiring

Customer is responsible for setting up and responding to any alarms or events generated by Internet Control Message Protocol (“ICMP”) Ping Monitoring

Additional shelves and wiring channels must be purchased separately

Gold Support may be purchased for an additional fee

Power strips may be purchased for an additional fee

Up to eight (8) racks
Up to sixteen (16) shelves
8 Vertical Wiring channels
Savvis Vault (JR)	8’W x 8’D x 8’H
Up to four (4) racks
Up to eight (8) shelves
4 Vertical Wiring channels

Savvis will review the Customer Equipment inventory list and determine the type of vault to be used for installation. All Customer Equipment must fit in the vault space purchased. Power for all Vaulting Services is quoted and ordered separately.

Power

All Savvis Data Centers in the United States provide uninterruptible power in-line with UPS and diesel generator backup in the event of a utility power failure. To conform to the National Electrical Code (NEC) for maximum power use, each power circuit is limited to 80% of the circuit breaker rating.

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Savvis Service Guide

Customers may order a variety of standard primary power circuits in the Data Centers. Customers may also order redundant power circuits sold in addition to primary power circuits as a pair. In the case of a redundant power configuration, the primary circuit will be loaded up to the designated capacity of the circuit, with no load on the redundant circuit until such time that the primary circuit may fail, or distribute the load between the two circuits (usually a 50/50 mix) so long as the total potential draw between the two circuits is below the capacity of primary circuit. All redundant pair circuits require single-circuit load capacities compliance across the pair.

Customer’s total power consumption associated with its Services shall not exceed the total watts per square foot as set forth in the “Savvis Customer Information and Handbook and Information Guide” (“Customer Guide”). When ordering power, the Customer must purchase an adequate amount of Raw Space in the Data Center to match the Power Density

Guidelines for each Data Center. Savvis may conduct periodic audits to ensure Customer’s compliance with the allocable power usage.

For safety considerations, the data center only supports NEMA (or equivalent) locking receptacles power strips. All power circuits will terminate in a female locking receptacle unless they are to be hard wired into the hardware. Power for rack or cabinet mounted equipment must be dedicated to that rack or cabinet. Internally connecting power between adjacent racks or cabinets is not allowed.

Power Strips are the property of Savvis. Should they fail, Savvis will replace with equal or equivalent replacement power strip at no expense to the customer.

Notes

•

Savvis audits Customer circuits upon installation and randomly verifies power and circuit usage. If more power is needed beyond the Customer’s current configuration, additional power must be purchased. Purchasing additional space may also be required.

•	The daisy chaining of power strips is strictly prohibited per fire code requirements. When an additional outlet is needed, Customer must purchase additional power circuits and power strips.

•	The lifting of floor tiles or access to the plenum within the data center is strictly prohibited.

•	Any non-standard power configuration not listed in this SSG requires a custom part number and will be treated as a product deviation.

•	A power setup fee is required for every power circuit.

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Savvis Service Guide

Service Delivery Management

Each Savvis Customer is assigned a Project Manager to coordinate and manage the installation process. The Savvis Project Manager works closely with Customer personnel to ensure the installation is successful. The tasks performed by the Project Manager include,

•	Develop the installation plan

•	Design space layout plan

•	Coordinate space build out

•	Coordinate the installation of Customer’s equipment

•	Collect key Customer data including contacts and operating procedures to be supported by Savvis

•	Customer setup in the Savvis Network Control Center for on-going monitoring and technical support

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Savvis Service Guide

Additional Access Controls

The following additional physical security services may be purchased

Data Center	Access Mode	Inclusions
AT1 B01 B02	Card Reader In

•  Card reader is placed on the outside of the monitored space.

•  Entrant must scan their card to enter the monitored space.

•  Monthly reporting includes those cardholders who have entered the space.

•  Does not include tracking of those exiting the space.

BO3 CH3 CH4	Card Reader In / Out

•  Card reader is placed on the inside and outside of the monitored space.

•  Entrant must scan their card to enter or exit the monitored space.

•  Monthly reporting includes those cardholders who have entered and exited the space.

DC2 DC3 DC4 LA1	Bio In Only

•  Biometric scanner and a card reader placed outside of the monitored space

•  Entrant must scan their hand and use a security card on the outside of the monitored space. Monthly reporting includes those people who have entered the space.

•  Monthly reporting does not include tracking of those exiting the space

DL1 DL2 NJ1 NJ2 NJ2X NJ3 OC2 SC4 SC5 SC8 SE2 SF1	Bio In / Read Out

•  Biometric scanner outside of space and card reader inside and outside of the monitored space.

•  Entrant must scan their hand and use a security card on the outside of the monitored space.

•  To exit the space only a security card is used.

•  Monthly reporting includes those people who have entered and exited the space.

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Savvis Service Guide

UK Colocation Services

Service Description

There are a variety of Colocation Service options to meet customers’ server and networking equipment needs. Savvis provides the key features on a 24/7/365 basis, including conditioned power, cooling, fire suppression, controlled access, and hands-on support. The various Colocation Service options (which include the Savvis Proximity Hosting service) include: space, power, power strips, racks, and cabinets, each of which is ordered individually.

Savvis only provides the infrastructure equipment and service components set forth herein and make no commitment to supply any service or item that is not listed in the Savvis

Common Service Description

Common service elements including the description of installation, configuration, Service inclusions and exclusions, monitoring, and other service details common across Managed Security Services are defined here. These service elements are in addition to specific Service details provided within the body of each SSG offering.

For a full description of common SSG Managed Security Service elements, please reference the Common Service Description section.

Basic Colocation Service (all Data Centers)

Cabinets

Cabinets provide a high strength steel frame structure and are available in all IDCs. Each Cabinet provides a front locking door. The cabinet is designed to house computer and networking equipment located in a common space area within the IDC.

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Savvis Service Guide

IDC	Power Option & Cabinet Dimensions	Inclusions	Exclusions
L01	2Kw / 240V 800mm x 1000mm (with 45 rack units) 3Kw / 240V 800mm x 1000mm (with 45 rack units) 4Kw / 240V 800mm x 1000mm (with 45 rack units)

•  One (1) Cabinet

•  Raised Floor

•  Space Footprint

•  Environmental Management,

•     Heating and Cooling

•     Facility-wide Fire Suppression

•     Controlled Physical Access

•  Wiring Channel

•  Combination lock

•  2 Power strips

•  Installation and baying of cabinet

•  Project Management during Installation Phase

•  Provide sufficient connectivity to Savvis supplied network services.

•  Customer is responsible for own equipment installation and wiring within their own cabinet

•  Customer is responsible for setting up and responding to any alarms or events generated by Internet Control Message Protocol (“ICMP”) Ping Monitoring

•  Additional shelves and wiring channels must be purchased separately

•  Golden Hands may be purchased for an additional fee

•  Power strips may be purchased for an additional fee

Proximity Hosting

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Savvis Service Guide

IDC	Power Option & Rack Dimensions	Inclusions	Exclusions
L01 L04	2Kw / 240V 800mm x 1000 mm One (1) Full Cabinet

•  Raised Floor

•  Space Footprint

•  Environmental Management,

•     Heating and Cooling

•     Facility-wide Fire Suppression

•     Controlled Physical Access

•  Wiring Channel

•  Combination lock

•  2 Power strips

•  Installation and baying of cabinet

•  Project Management during Installation Phase

•  Provide sufficient connectivity to Savvis supplied network services.

•  5 hours Golden Hands

•  Customer has access to their rack.

•  Savvis is responsible for equipment installation and wiring within their own cabinet

•  Customer is responsible for setting up and responding to any alarms or events generated by Internet Control Message Protocol (“ICMP”) Ping Monitoring

•  Ping Monitoring

•  Additional Golden Hands may be purchased for an additional fee

•  Financial Access Extension

•  Bespoke cabling

•  Power strip

L01 L04	1Kw / 240V 800mm x 1000 mm One (1) Half Cabinet

•  Raised Floor

•  Space Footprint

•  Environmental Management,

•     Heating and Cooling

•     Facility-wide Fire Suppression

•     Controlled Physical Access

•  Wiring Channel

•  Combination lock

•  2 Power strips

•  Installation and baying of cabinet

•  Project Management during Installation Phase

•  Provide sufficient connectivity to Savvis supplied network services.

•  3 hours Golden Hands

•  Customer does not have access to their rack

•  Savvis is responsible for equipment installation and wiring

•  Customer is responsible for setting up and responding to any alarms or events generated by Internet Control Message Protocol (“ICMP”) Ping Monitoring

•  Ping Monitoring

•  Additional Golden Hands may be purchased for an additional fee

•  Financial Access Extension

•  Bespoke cabling

•  Power strip

•

All cabinets are pre-positioned by Savvis. All customers must receive approval from Savvis with regard to hot and cold aisle layout configuration and adhere to those requirements prior to equipment installation.

•	Customers must obtain approval for their cabinet or rack layout from Savvis’ facilities operations prior to installation and adhere to those requirements.

•	Customer provided racks or standalone equipment must be,

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Savvis Service Guide

•	All approved customer provided cabinets will be installed solely by Savvis for an additional fee to be paid by Customer.

•	Savvis will review the Customer equipment inventory list and determine the appropriate cabinet or rack to be used during the installation phase. All equipment must fit in the Cabinet space purchased.

•	Any additional power and wiring requirements must be purchased separately.

Power:

All Savvis IDCs provide uninterruptible power in-line with UPS and diesel generator backup in the event of a utility power failure.

Customer’s total power consumption associated with its Services shall not exceed the total watts per purchased per cabinet. Savvis may conduct periodic audits to ensure Customer’s compliance with the allocable power usage.

Notes

•

Savvis audits Customer circuits upon installation and verifies through monitoring the power and circuit usage. If more power is needed beyond the Customer’s current configuration, additional power must be purchased. Purchasing additional space may also be required.

•	The daisy chaining of power strips is prohibited per fire code requirements. When an additional outlet is needed, Customer must purchase additional power circuits.

•	Any non-standard power configuration not listed in this SSG requires a custom part number and will be treated as a product deviation.

Service Delivery Management

Each Savvis Customer will be assigned an Implementation Manager to coordinate the installation process. The Savvis Implementation Manager works closely with Customer personnel to ensure that the installation is successful.

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Savvis Service Guide

Japan Colocation Services

Service Description

There are a variety of Colocation Service options to meet customers’ server and networking equipment needs. SAVVIS provides the key features on a 24x7x365 basis, including conditioned power, cooling, fire suppression, controlled access and hands-on support. The various Colocation Service options include: space, power, power strips, and cabinets.

SAVVIS only provides the infrastructure equipment, service components set forth herein and makes no commitment to supply any service or item that is not listed in the SAVVIS Service Guide.

Cabinets

Cabinets provide a high strength steel frame structure and are available in all IDCs. Each Cabinet provides a front and rear locking door. The cabinet is designed to house computer and networking equipment located in a common space area within the IDC.

IDC	Cabinet Dimensions (Footprint)	Inclusions	Exclusions
TY6	• 2kW 700mm x 1000mm Cabinet (with 42 rack units) • 4kW 700mm x 1000mm Cabinet (with 42 rack units) • 6kW 700mm x 1000mm Cabinet (with 42 rack units)

•  Raised Floor

•  Space Footprint

•  Environmental Management

•  Heating and Cooling

•  Facility-wide Fire Suppression

•  Controlled Physical Access

•  One (1) 600mm x 1000 mm Cabinet

•  Key lock

•  1 Power strip

•  Installation and baying of cabinet

•  Project Management during Installation Phase

•  Provide sufficient connectivity to SAVVIS supplied network services.

•  Energized power in increments of 2kW, 4kW, 6kW delivered at 100V or 200V

•  Customer is responsible for own equipment installation and wiring within their own cabinet

•  Customer is responsible for setting up and responding to any alarms or events generated by Internet Control Message Protocol (“ICMP”) Ping Monitoring

•  Additional shelves and wiring channels must be purchased separately

•  Remote Hands may be purchased for an additional fee

•  Power strips may be purchased for an additional fee

•

All cabinets are pre-positioned by SAVVIS. All customers must receive approval from SAVVIS with regard to hot and cold aisle layout configuration and adhere to those requirements prior to equipment installation.

•	Customers must obtain approval for their cabinet or rack layout from SAVVIS’ facilities operations prior to installation and adhere to those requirements.

•	Customer provided racks or standalone equipment must be:

•	All approved customer provided cabinets will be installed solely by SAVVIS for an additional fee to be paid by Customer.

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Savvis Service Guide

•	SAVVIS will review the Customer equipment inventory list and determine the appropriate cabinet or rack to be used during the installation phase. All equipment must fit in the Cabinet space purchased.

•	Any additional power and wiring requirements must be purchased separately.

Power:

All SAVVIS IDCs provide uninterruptible power in-line with UPS and diesel or gas turbine generator backup in the event of a utility power failure.

Customer’s total power consumption associated with its Services shall not exceed the total kW per purchased per cabinet. Each power circuit is limited to 80% of the circuit breaker rating. SAVVIS may conduct periodic audits to ensure Customer’s compliance with the allocable power usage Customers may order either 100V20A or 200V30A standard primary power circuits in the Data Center. Customers may also order redundant power circuits sold in addition to primary power circuits as a pair. In the case of a redundant power configuration, the primary circuit will be loaded up to the designated capacity of the circuit, with no load on the redundant circuit until such time that the primary circuit may fail, or distribute the load between the two circuits (usually a 50/50 mix) so long as the total potential draw between the two circuits is below the capacity of primary circuit. All redundant pair circuits require single-circuit load capacities compliance across the pair.

Customer’s total power consumption associated with its Services shall not exceed the total watts per purchased per cabinet. Savvis may conduct periodic audits to ensure Customer’s compliance with the allocable power usage.

Notes:

•

SAVVIS audits Customer circuits upon installation and verifies through monitoring the power and circuit usage. If more power is needed beyond the Customer’s current configuration, additional power must be purchased. Purchasing additional space may also be required.

•	The daisy chaining of power strips is prohibited per fire code requirements. When an additional outlet is needed, Customer must purchase additional power circuits.

•	Any non-standard power configuration not listed in this SSG requires a custom part number and will be treated as a product deviation.

Service Delivery Management

•

Each SAVVIS Customer will be assigned an Implementation Manager to coordinate the installation process. The SAVVIS Implementation Manager works closely with Customer personnel to ensure that the installation is successful.

Cross Connects

The Cross Connect Service solution provides a platform for customers and vendors to interconnect devices in and between SAVVIS IDCs. This service is implemented by the SAVVIS engineering team and is not monitored or covered by a Service Level Agreement. The fees and capacity for the Cross Connect Services are based on the customer’s traffic requirements. Cross Connect services allow customers to connect their cabinet to a vendor providing services in a SAVVIS IDC. The fiber cross-connect to extend a Customer cabinet allows a Customer to connect two of their cabinet together for the transfer of high bandwidth data that cannot be transferred over copper cross-connects due to a distance \or a bandwidth limitations. Cross-connects to the Hosting Area Network (HAN) for utility computing services are

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Savvis Service Guide

available via a Customer Access Extension (CAE) and may consist of a FastE or GigE, single line or multi line.

Upon receipt of a Service Order that includes this service, SAVVIS will confirm the order with Customer; create a service request for the installation technicians to cross-connect the Customer cabinet to the vendor, HAN, IDC, or alternated cabinet via the managed fiber or metallic infrastructure.

Line Types Supported

The following SAVVIS recommended devices to ensure proper support and serviceability must be used.

This requirement applies only to the Colocation side of the connection.

•	POTS (telephone line), ISDN, or DSL

•	E1

•	T1

•	DS-3

•	OC3

•	OC12

•	FastE

•	GigE

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Savvis Service Guide

Singapore Colocation Services

Service Description

There are a variety of Colocation Service options to meet customers’ server and networking equipment needs. Savvis provides the key features on a 24/7/365 basis, including conditioned power, cooling, fire suppression, controlled access, and hands-on support. The various Colocation Service options (which include the Savvis Proximity Hosting service) include: space, power, power strips, racks, and cabinets, each of which is ordered individually.

Savvis only provides the infrastructure equipment and service components set forth herein and make no commitment to supply any service or item that is not listed in the Savvis

Common Service Description

Common service elements including the description of installation, configuration, Service inclusions and exclusions, monitoring, and other service details common across Managed Security Services are defined here. These service elements are in addition to specific Service details provided within the body of each SSG offering.

For a full description of common SSG Managed Security Service elements, please reference the Common Service Description section.

Basic Colocation Service (all Data Centers)

Cabinets

Cabinets provide a high strength steel frame structure and are available in all IDCs. Each Cabinet provides a front locking door. The cabinet is designed to house computer and networking equipment located in a common space area within the IDC.

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Savvis Service Guide

IDC	Power Option & Cabinet Dimensions	Inclusions	Exclusions
SG8	2Kw / 230V 600mm x 1000mm (with 47 rack units) 3Kw / 230V 600mm x 1000mm (with 47 rack units)

•  One (1) Cabinet

•  Raised Floor

•  Space Footprint

•  Environmental Management,

•  Heating and Cooling

•  Facility-wide Fire Suppression

•  Controlled Physical Access

•  Wiring Channel

•  Mechanical lock

•  2 Power strips

•  Installation and baying of cabinet

•  Project Management during Installation Phase

•  Provide sufficient connectivity to Savvis supplied network services.

•  Customer is responsible for own equipment installation and wiring within their own cabinet

•  Customer is responsible for setting up and responding to any alarms or events generated by Internet Control Message Protocol (“ICMP”) Ping Monitoring

•  Additional shelves and wiring channels must be purchased separately

•  Golden Hands may be purchased for an additional fee

•  Power strips may be purchased for an additional fee

4Kw / 230V
600mm x 1000mm (with 47 rack units)

Proximity Hosting

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Savvis Service Guide

IDC	Power Option & Rack Dimensions	Inclusions	Exclusions
SG8	2Kw / 230V 600mm x 1000 mm One (1) Full Cabinet

•  Raised Floor

•  Space Footprint

•  Environmental Management,

•  Heating and Cooling

•  Facility-wide Fire Suppression

•  Controlled Physical Access

•  Wiring Channel

•  Mechanical lock

•  2 Power strips

•  Installation and baying of cabinet

•  Project Management during Installation Phase

•  Provide sufficient connectivity to Savvis supplied network services.

•  5 hours Golden Hands

•  Customer has access to their rack.

•  Savvis is responsible for equipment installation and wiring within their own cabinet

•  Customer is responsible for setting up and responding to any alarms or events generated by Internet Control Message Protocol (“ICMP”) Ping Monitoring

•  Ping Monitoring

•  Additional Golden Hands may be purchased for an additional fee

•  Financial Access Extension

•  Bespoke cabling

•  Power strips may be purchased for an additional fee

•

All cabinets are pre-positioned by Savvis. All customers must receive approval from Savvis with regard to hot and cold aisle layout configuration and adhere to those requirements prior to equipment installation.

•	Customers must obtain approval for their cabinet or rack layout from Savvis’ facilities operations prior to installation and adhere to those requirements.

•	Customer provided racks or standalone equipment must be,

•	All approved customer provided cabinets will be installed solely by Savvis for an additional fee to be paid by Customer.

•	Savvis will review the Customer equipment inventory list and determine the appropriate cabinet or rack to be used during the installation phase. All equipment must fit in the Cabinet space purchased.

•	Any additional power and wiring requirements must be purchased separately.

Power:

All Savvis IDCs provide uninterruptible power in-line with UPS and diesel generator backup in the event of a utility power failure.

Customer’s total power consumption associated with its Services shall not exceed the total watts per purchased per cabinet. Savvis may conduct periodic audits to ensure Customer’s compliance with the allocable power usage.

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Savvis Service Guide

Notes

•

Savvis audits Customer circuits upon installation and verifies through monitoring the power and circuit usage. If more power is needed beyond the Customer’s current configuration, additional power must be purchased. Purchasing additional space may also be required.

•	The daisy chaining of power strips is prohibited per fire code requirements. When an additional outlet is needed, Customer must purchase additional power circuits.

•	Any non-standard power configuration not listed in this SSG requires a custom part number and will be treated as a product deviation.

Service Delivery Management

Each Savvis Customer will be assigned an Implementation Manager to coordinate the installation process. The Savvis Implementation Manager works closely with Customer personnel to ensure that the installation is successful.

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Savvis Service Guide

Common Service Description

The following service definitions apply to all Savvis service offerings describe in this SSG. Any Service definition specific to individual Service offerings will be defined within the body of the Service offering.

Service Guide Release

This Savvis Service Guide updates and replaces the following legacy SSG definitions,

•	HOS-20090827-External-SSG-US-Colocation

•	HOS-20090430-External-SSG-United Kingdom-Colocation

•	HOS-20081006-External-SSG-Singapore-Colocation

Cross Connects

The Cross Connect Service solution provides a platform for customers and vendors to interconnect devices in and between Savvis Data Centers. This service is implemented by the Savvis engineering team and is not monitored or covered by a Service Level Agreement (SLA). The fees and capacity for the Cross Connect Services are based on the customer’s traffic requirements. Cross Connect services allow customers to connect their cage/rack to a vendor providing services in a Savvis Data Center. The fiber cross-connect to extend a Customer cage/rack allows a Customer to connect two of their cage/racks together for the transfer of high bandwidth data that cannot be transferred over copper cross-connects due to a distance \or a bandwidth limitation. Cross-connects to the Hosting Area Network (HAN) for utility computing services are available via a Customer Access Extension (CAE) and may consist of a FastE or GigE, single line or multi line.

Upon receipt of a Service Order that includes this service, Savvis will confirm the order with Customer; create a service request for the installation technicians to cross-connect the Customer cage/rack to the vendor, HAN, Data Center, or alternate cage/rack via the managed fiber infrastructure.

Line Types Supported

The following Savvis recommended devices to ensure proper support and serviceability must be used. This requirement applies only to the Colocation side of the connection.

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Savvis Service Guide

Supported Line Types

Line Type	Notes
POTS	(telephone line), ISDN, or DSL

E1

T1

DS-3

OC3

OC12

FastE

GigE

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Savvis Service Guide

Additional Service Requirements

Common Service Requirements

If ordered by Customer, Savvis will use good faith efforts to assign Internet address space for the benefit of Customer during the Service Term. Any IP addresses and space provided to Customer by Savvis are solely for Customer’s use with the Service, and are non-portable and non-transferable. Neither Customer nor any End Users will own or route any IP addresses or space provided by Savvis, and, upon any termination of Service, Customer’s access to such IP addresses and space will cease.

If any third party software, including any corresponding documentation, is provided to Customer by Savvis in connection with the Service, Customer agrees to use such third party software strictly in accordance with all applicable licensing terms and conditions. Savvis makes no representations or warranties whatsoever with regard to such third party software.

Access to Savvis Premises is limited to such Authorized Representatives Customer and its Authorized Representatives,

(a)	shall comply with all applicable rules and procedures for the relevant Savvis Premises, including without limitation, the Savvis data center Customer Guide;

(b)	shall not physically access any of Savvis’ Managed/Utility Hosting area within the Savvis Premises for any reason, unless approved in writing by Savvis and accompanied by a Savvis escort at all times.

All Customer Equipment must comply with all applicable manufacturer specifications, regulations and industry standards, including those relating to proper installation, power consumption and ventilation/heat dissipation. Specifically, all Customer Equipment must be UL-listed and comply with the National Electrical Code. Savvis may,

(a)	require that Customer provide a current, written list of all Customer Equipment located in the Customer Area,

(b)	affix an asset tag on any Customer Equipment within the Customer Area

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Savvis Service Guide

Additional Service Requirements for UK, Japan, and Singapore

On-Call Support

Savvis Support Engineers will be on-call 24 hours a day, 365-days-per-year, with a targeted 30-minute dependent upon assessed priority response time from notification by Savvis support personnel.

These services are billed at a Golden Hands rate.

Temperature and Humidity SLO

Savvis will use commercially reasonable efforts to provide consistent environmental conditions within the Data Centers and will work in good faith to meet the objectives set forth below. Measurements will be taken at the return air intake of the CRAC units.

Failure to meet these objectives shall not constitute a breach of the Agreement, but Savvis shall work in good faith to address the underlying cause of any such failure. Savvis has a goal of 2 hours for responding to temperature alarms from its CRAC units and will work with Customers in good faith in responding to their temperature alerts.

Changes to Customer configurations may be required to resolve some environmental issues.

Environmental	Objective
Temperature Range	72° Fahrenheit, +/- 8 degrees
Non-condensing Humidity Range	20 – 70 percent

Data Center Customer Space Temperature Problem Process

If Customer has concerns about the temperature within Customer’s Data Center Space, Customer may open a trouble ticket with Savvis by calling the Savvis support line at, 1-888-638-6771 or from the Hosting Client Central portal at www.savvisstation.com Savvis will respond within its standard response

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Savvis Service Guide

intervals based on the severity of the problem and work with Customer to determine the best course of action in terms of changes that can be made by Savvis or by Customer to remedy the issue. Such changes may include Customer making modifications to their equipment configuration. In some cases, recommended changes may require additional charges to the Customer.

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Last Modified: January 2009

A. General

Savvis and its affiliates (“Savvis”) provide a variety of information, Internet, network-, and technology-related services (“Services”). Savvis has formulated this Acceptable Use Policy (“AUP”) in order to ensure the appropriate use of the Services and the Savvis network, systems, and facilities (“Infrastructure”) by our customers, our customers’ customers, members or end-users, and any other parties who use or access the Services or the Infrastructure (collectively, “Users”). All Users must comply with this AUP. Savvis reserves the right to change this AUP from time to time and will notify Users by posting a revised copy of the AUP on the Savvis Web site. By using or accessing the Savvis Services or Infrastructure, Users agree to be bound by the terms of this AUP. Any indirect or attempted violation of this policy by or on behalf of a User, and any actual or attempted violation by a third party on behalf of a User, shall be considered a violation of the policy by the User and the User shall be held directly accountable therefore.

B. Acceptable Use

Users shall not use the Savvis Services or Infrastructure to transmit, distribute, or store material: (a) in violation of any applicable law, regulation, or judicial order; (b) that violates the terms of this AUP, the terms of any applicable agreement with Savvis, or any other Savvis policy applicable through the Agreement; (c) that interferes with or adversely affects the Services or Infrastructure or use of the Services or Infrastructure by other Savvis customers; or (d) that may expose Savvis to criminal or civil liability. Users shall cooperate with Savvis in investigating and correcting any apparent breach of this AUP. Users shall be solely responsible for any material that they maintain, transmit, download, view, post, distribute, or otherwise access or make available using the Services or Infrastructure.

In particular, but without limiting the more general prohibitions in this AUP, Users shall not use the Services or Infrastructure, or assist anyone else to:

1.	Transmit, distribute or store information or material that, as reasonably determined by Savvis, is (a) inappropriate, obscene (including child pornography), defamatory, threatening, abusive, advocating violence, or which violates a law, regulation, or public policy; (b) harmful to or interferes with Savvis’ provision of Services, the Infrastructure, or any third party’s networks, equipment, applications, services, or Web sites (e.g., viruses, worms, Trojan horses, etc.); (c) would infringe, dilute, misappropriate, or otherwise violate any privacy, intellectual property, publicity or other personal rights including, without limitation, copyrights, patents, trademarks, trade secrets, or other proprietary information (including unauthorized use of domain names); (d) fraudulent or contains false, deceptive, or misleading statements, claims, or representations (such as “phishing”); or (e) violates generally accepted standards of Internet usage;

2.	Attempt to disrupt, degrade, impair, or violate the integrity or security of the Services or Infrastructure or the computers, services, accounts, or networks of any other party (e.g., “hacking,” “denial of service” attacks, etc.), including any activity that typically precedes attempts to breach security such as scanning, probing, or other testing or vulnerability assessment activity, or engaging in or permitting any network or hosting activity that results in the blacklisting or other blockage of Savvis IP space;

3.	Avoid incurring charges or otherwise being required to pay for Services;

HOS-20100331-External-SSG-GL-Colocation_Services	© 2009 Savvis, Inc.

Savvis Service Guide

4.	Transmit unsolicited bulk e-mail messages (“Spam”); having third parties send out Spam on any user’s behalf; receiving replies from unsolicited e-mails (commonly referred to as “drop-box” accounts) or configuring any e-mail server in such a way that it will accept third party e-mails for forwarding (e.g., “open mail relay”). Bulk e-mail may only be sent to recipients who have expressly requested receipt of such e-mail messages via a “verified opt-in” process, which must be adhered to in its entirety for any bulk e-mail to be considered “solicited” by Savvis. Users that send bulk e-mail must maintain complete and accurate records of all e-mail subscription requests (verified opt-ins), specifically including the e-mail and associated headers sent by every subscriber, and to immediately provide Savvis with such records upon request of Savvis. If a site has roaming users who wish to use a common mail server, the mail server must be configured to require user identification and authorization. Users are also prohibited from using the service of another provider to send Spam in order to promote a site hosted on or connected to the Services or Infrastructure, and Users shall not use the Services or Infrastructure in order to (a) send e-mail messages that are excessive and/or intended to harass or annoy others, (b) continue to send e-mail messages to a recipient that has indicated that he/she does not wish to receive them, (c) send e-mail with forged TCP/IP packet header information, or (d) send malicious e-mail, including, without limitation, “mailbombing”;

5.	Violate any charters, policies, rules or agreements promulgated by any search engines, subscription Web services, chat areas, bulletin boards, Web pages, USENET, or other services accessed via the Services or Infrastructure (“Usenet Rules”), including, without limitation, any cross postings to unrelated news groups, continued posting of off-topic messages, and disrupting newsgroups with materials, postings, or activities that are inappropriate (as determined by Savvis in its sole discretion), unless such materials or activities are expressly allowed or encouraged under the Usenet Rules;

6.	Violate the applicable acceptable use policies of other ISPs when data, content, or other communications are carried across the networks of such ISPs.

C. Savvis’ Rights and Remedies

Savvis has no responsibility for any material or information created, stored, maintained, transmitted, or accessible on or through the Services or Infrastructure and is not obligated to monitor or exercise any editorial control over such material. In the event that Savvis becomes aware that any such material may violate this AUP and/or expose Savvis to civil or criminal liability, Savvis reserves the right to investigate such material, block access to such material, and suspend or terminate any Services without liability. Savvis further reserves the right to cooperate with legal authorities and third parties in investigating any alleged violations of this AUP, including disclosing the identity of any User that Savvis believes is responsible for such violation. Savvis also reserves the right to implement technical mechanisms to prevent AUP violations. Nothing in this AUP shall limit in any way Savvis’ rights and remedies at law or in equity that may otherwise be available.

D. Additional Provisions for Internet Data Center

Users. In addition to the above provisions, the following additional provisions shall apply to those customers and its authorized representatives that have access to Savvis’ Internet Data Centers (“IDC”) as a part of Services. The below provisions are in addition to, and to the extent not in conflict with, the rules of the individual IDC or Savvis security or related policies.

1.	Access to the IDCs. Only those individuals properly authorized by our Network Operations Center in accordance with Savvis’ security policies shall be permitted access the IDCs. Customer shall deliver prior written notice to Savvis of any personnel for which they desire to provide IDC access (“Authorized Personnel”) in accordance with Savvis’ security policies. Customer and its Authorized Personnel shall not allow any unauthorized persons to have access to or enter any IDC, such as by “tailgating” or any other means. Customer and its Authorized Personnel may only access that portion of an IDC made available by Savvis to Customer for the placement of Customer’s equipment and use of the IDC Services (the “Customer Area”), and common areas of the IDC (e.g., entryways and bathrooms) unless otherwise approved and accompanied by an authorized Savvis representative.

HOS-20091208-External-SSG-GL-Colocation_Services	© 2009 Savvis, Inc.

Savvis Service Guide

2.	Conduct at IDCs. Customer and its Authorized Personnel shall adhere to and abide by all security and safety measures established by Savvis from time to time and set forth in the Customer Guide provided by Savvis to Customer or posted at the IDC. Customer and its Authorized Personnel shall not: (a) touch, inspect, interface, or interfere with, use, misuse, or abuse any Savvis or third party’s property or equipment; (b) harass or interfere with the normal activities of any individual, including Savvis or other customers’ employees or authorized representatives; or (c) engage in or assist another in engaging in any activity that is in violation of the law or this AUP.

3.	Prohibited Items. Customer and its Authorized Personnel shall keep each Customer Area clean, free, and clear of debris and refuse. Customer shall not, except as otherwise agreed to in writing by Savvis: (a) place any computer hardware or other equipment in the Customer Area that is not required for the use or implementation of Services or which contains any combustible or hazardous material; (b) store any paper products or other combustible materials of any kind in the Customer Area (other than equipment manuals); or (c) bring any Prohibited Materials (as defined below) into any IDC. “Prohibited Materials” include, without limitation, the following and any other similar items: food and drink; tobacco products; explosives and weapons; hazardous materials of chemicals; alcohol, illegal drugs, and other intoxicants; magnets or electro-magnetic devices; radioactive materials; or photographic or recording equipment of any kind (other than tape or digital backup equipment used exclusively for the customers own equipment).

4.	Customer Equipment and Connections. Each piece of equipment installed in a Customer Area (the “Customer Equipment”) must be clearly labeled with Customer’s name (or code name provided in writing to Savvis) and individual component identification. All Customer Equipment shall be identified in writing by Customer and each connection to and from a piece of Customer Equipment shall be clearly labeled with Customer’s name (or code name provided in writing to Savvis) and the starting and ending point of the connection. Customer Equipment must be configured and run at all times in compliance with the manufacturer’s specifications, including power outlet, power consumption, and clearance requirements. Customer must provide Savvis with at least 48 hours prior notice any time Customer intends to connect or disconnect any Customer Equipment or other equipment.

E. Scheduled Maintenance

For information on scheduled maintenance, please view the maintenance schedule posted on Savvis’ Web site, /maintenance.

HOS-20091208-External-SSG-GL-Colocation_Services	© 2009 Savvis, Inc.

Savvis

Customer Information

Guide and Handbook

Kathy Jones Repage

Director, Colocation Product Management

January 20, 2010

Document Revision 3.11

Savvis        1 Savvis Parkway Town & Country, MO 63017

www.savvis.net     Office: 314.628.7000

Copyright 2009 Savvis Inc. All rights reserved.

Savvis® is the registered trademark of Savvis Communications Corporation.

No part of this document may be reproduced, transmitted, distributed, transcribed, stored in a retrieval system, or translated into any language, in any form or by any means, electronic, mechanical, or otherwise, without the prior written consent of Savvis.

The products described herein are Savvis’ intellectual property and may be protected by one or more U.S. or foreign patents or pending patent applications.

Published in the United States of America.

THIS DOCUMENTATION CONSTITUTES PROPRIETARY, CONFIDENTIAL INFORMATION OF SAVVIS, INC., AND MAY NOT BE DISCLOSED OR USED EXCEPT AS MAY BE PROVIDED IN THE TERMS AND CONDITIONS OF THE SERVICE AGREEMENT PURSUANT TO WHICH YOU HAVE BEEN AUTHORIZED TO USE THE PRODUCT OR TO REVIEW THIS DOCUMENT.

One or more of the following U.S. Patents may protect the technology described herein: 5,978,791, 6,185,598, 6,415,280, 6,275,470, and 6,130,890. Additional patents are pending worldwide.

Savvis, Inc.

1 SAVVIS Parkway

St. Louis, MO 63017

Toll-Free in USA: 800.728.8471

Outside USA: 314.628.7000

Document revision: 3.6

Edition Date: December 2008

Savvis        1 Savvis Parkway Town & Country, MO 63017

www.savvis.net     Office: 314.628.7000

Savvis

Table of Contents

Introduction	4

Savvis’ Service Center	5

Leading Practices – Operations	5
The Staff	5
Functional Escalation	6
Integrated Systems	7
Priority Level Definitions	7
Contacting the Savvis Service Center	7
Savvis Service Center	7
International Support Contacts	8
SavvisStation Portal	9
Gold Support	10

Savvis Infrastructure Overview	11

Infrastructure Maintenance – Approval Process and Schedule	11
Weekly Maintenance Notifications	13
Data Center Power Specifications	14

Data Center Information	16

Physical Security	16
Access to the Data Center	16
Data Center Contact List	17
Customer Access	17
Data Center Tour Policy	18
Visitor Access	18
Temporary or Lost / Defective ID Badges	18
Data Center Cage and Cabinet Security Policy	18
Customer Metal Key Administrator	18
Access Control	19
WAP in Customer Space	19
Hot and Cold Aisle Compliance	19
Video Surveillance Policy	20
Photography Policy	20
Shipping and Receiving Policy	21
Building Evacuation Policy	22
Parking Lot Policy	23
Floor Tile Lifting Policy and Under Raised Floor Access	23
Data Center Work Rules	23
Savvis Policy SV1-FAC-FPO-MGT-1427	23
Crash Carts and Tools	24

© 2008 Savvis, Inc. All rights reserved. Savvis® is the registered trademark of Savvis Communications Corporation.

All other trademarks and service marks are the property of their respective owners.

Savvis

Telephone Use in the Data Center	24
Data Center Safety and Environmental Policy	24
Prohibited Materials in Savvis Data Centers	25
Entry and Exit Inspections	25
Bolt down, Seismic Bracing & Grounding of Cabinets and Racks	25
Customer Cabling	25
Billing Inquiries	26
SLA Credit Requests	26

Key Contacts	28

© 2008 Savvis, Inc. All rights reserved. Savvis® is the registered trademark of Savvis Communications Corporation.

All other trademarks and service marks are the property of their respective owners.

Savvis

Introduction

Welcome to Savvis. We are happy that you have become a Savvis customer and want you to know that we are committed to exceeding your expectations and are looking forward to developing a long and productive relationship.

The objective of this handbook is to provide you with sufficient information regarding the ongoing support of your Savvis colocation services. This guide covers essential processes and policies such as our Data Center visitation process, security and operational policies, installation and maintenance guidelines, how to request new services and upgrades, incident reporting, problem escalations, and other items to ensure that the important aspects of your Savvis engagement are clear and straightforward.

© 2008 Savvis, Inc. All rights reserved. Savvis® is the registered trademark of Savvis Communications Corporation.

All other trademarks and service marks are the property of their respective owners.

Savvis

Savvis’ Service Center

Savvis’ Service Center is the primary organization for resolving customer infrastructure issues. The Center is staffed on a 24/7 basis in order to respond in a timely manner to incidents and requests pertaining to your IT infrastructure and is built on a foundation of leading industry standards and utilizes globally integrated systems and processes to enhance the quality of the response to our customers needs.

Leading Practices – Operations

The Center operates on industry leading practice as outlined in ITIL Practices for Service Management (for more information please visit www.itsmfi.org). ITIL outlines separation of activities for IT infrastructure to timely respond to change and service requests while assigning resources to facilitate rapid restoration of service when incidents occur. The Center also utilizes functional and hierarchical escalation for customer related incidents to promote management awareness and appropriate technical expertise.

The Staff

Savvis’ Service Center is divided into 3 Tiers of expertise for response to your needs.

Service Analyst – SA (Tier 1): The Service Analyst is responsible for communicating and processing all service and change requests. The Service Analyst works closely with Service Engineers (Tier 3) to execute requested writable changes to client services.

Incident Response Analyst – IRA (Tier 1): The Incident Response Analyst is responsible for handling customer incoming phone requests to report service incidents. Each analyst is equipped with diagnostic toolsets to isolate reported issues and follow a strict functional escalation methodology to enhance rapid restoration of service.

Incident Response Specialist – IRS (Tier 2): The Incident Response Specialist is responsible for monitoring and responding to events originating from the Savvis proactive monitoring infrastructure. The IRS group possesses write capabilities to customer infrastructure and follows a strict functional escalation methodology to enhance rapid restoration of your services.

Savvis’ Service Engineers – SE (Tier 3): Savvis’ Service Engineers (Ses) are accredited engineers possessing “write capabilities” for all Savvis infrastructure, OS platforms, and productized applications. The Ses are responsible for executing scheduled change and service requests as well as escalated Incidents for resolution. Ses communicate directly with customers as required during incident troubleshooting and resolution or change execution. As with the IRA and IRS groups, Ses adhere to a strict functional escalation methodology to enhance rapid restoration of service.

© 2008 Savvis, Inc. All rights reserved. Savvis® is the registered trademark of Savvis Communications Corporation.

All other trademarks and service marks are the property of their respective owners.

Savvis

Functional Escalation

© 2008 Savvis, Inc. All rights reserved. Savvis® is the registered trademark of Savvis Communications Corporation.

All other trademarks and service marks are the property of their respective owners.

Savvis

Integrated Systems

Savvis utilizes a single, global OSS platform for incident tracking, change and service request fulfillment, as well as replication for customer visibility.

Savvis captures all historical activity for a client from the inception of the relationship with Savvis. All sales orders, connectivity work plans, incident cases and change activities are captured under the respective customer site. Additionally Savvis contains a hierarchical infrastructure view for customer purchased services and all pertinent technical information.

Priority Level Definitions

Urgent P1:

Indicates a problem – a full site outage, a system or component system is down whereas a customer cannot perform business critical functions.

High P2:

Indicates a problem – Partial site outage, a system or component is down whereas a customer may be experiencing a degradation of services.

Medium P3:

Indicates a problem – Non-business impacting, a system or component is experiencing minor issues but is not causing a degradation of services.

Low P4:

Requests/non-business impacting.

Contacting the Savvis Service Center

Savvis Service Center

Savvis Service Desk

To open a service request or case, contact the Savvis Support Center on a 24/7 basis at

Savvis Service Desk

Phone: 888-638-6771

E-mail: request@savvis.net (for changes/requests)

Web: www.savvisstation.com

© 2008 Savvis, Inc. All rights reserved. Savvis® is the registered trademark of Savvis Communications Corporation.

All other trademarks and service marks are the property of their respective owners.

Savvis

International Support Contacts

EMEA Network

00800 SAVVISHD – Option 1

+ 44 118 322 6100 – Option1

nccemea@savvis.net

EMEA Hosting

00800 SAVVISHD – Option 2

+44 118 322 6100 – Option 2

hostinghelpemea@savvis.net

EMEA WAM!NET

00800 SAVVISHD – Option 3

+44 118 322 6100 – Option 3

emea.wamnet@savvis.net

ASIA

+65 6768-8099

SSC-AsiaPac@savvis.net

© 2008 Savvis, Inc. All rights reserved. Savvis® is the registered trademark of Savvis Communications Corporation.

All other trademarks and service marks are the property of their respective owners.

Savvis

SavvisStation Portal

In the fast-paced world of managing IT infrastructure it is critical to have the proper information at your fingertips. Whether it is bandwidth reports, case management, or change management status, up-to-date information is critical to making the right business decisions. Having access to critical information needs to be simple and intuitive. The information also needs to be presented in an informative manner. To help customers meet these needs Savvis has created the SavvisStation Portal.

The Portal is a web-based view of your Savvis products and services via a standard Internet browser. It provides a set of reports and interactive information on the services received. Savvis customers manage their own access to the SavvisStation Portal. User access is controlled through three types of accounts: admin, read/write, and read-only. Separate permissions can also be given for users needing to view Invoices and Security information.

Through the SavvisStation Portal you can update your company’s contact list from any location with Internet access, conveniently and easily, and with immediate results.

The Portal manages the security of your company’s contact list by controlling the appointment of Contact Administrators. Only Contact Administrators are able to update a company’s contact list via eService. Furthermore, Savvis’ Service Desk staff only accepts contact update requests from your designated Contact Administrators.

Customers have complete access control of their contact list and can rapidly deactivate contacts if circumstances require, such as an employee departing the company. To access the contact management tool, you simply need to login to the portal at http://www.savvisstation.com using your assigned userid and password. Once logged in to the portal, click on the Support header tab, then ‘Contacts’.

The portal provides a wealth of vital information including monitoring of physical inventory, real-time and historical statistics on server resource utilization, bandwidth utilization statistics, real-time status of trouble tickets, billing invoices and status of open orders. You can also create new cases, create and manage change requests, request for service disconnects, create and manage contacts as well as logins via the portal.

In addition, you can view a range of statistics related to access circuits, server memory, disk, and processor usage. This data can be viewed on a daily, weekly, monthly, quarterly and yearly basis, providing you with critical information needed to assess the performance of each server, network, connection, and website.

Your Savvis account team can provide you with a SavvisStation Portal User Guide and temporary password to view a tutorial of the system, which is available at http://www.savvisstation.com. To obtain an account, please call the Savvis Service Desk or email request@savvis.net. For existing SavvisStation Portal accounts, the User Guide is available on the web portal, which is accessible to you on a 24/7 basis. Your account team and/or the Service Desk can set up your company with user accounts.

© 2008 Savvis, Inc. All rights reserved. Savvis® is the registered trademark of Savvis Communications Corporation.

All other trademarks and service marks are the property of their respective owners.

Savvis

Gold Support

Gold Support Service provides Network and Systems remote or on-site (“hands-on”) support for our customers’ environments within Savvis’ Data Centers. Gold Support is purchased in two forms: prepaid block of hours or ad hoc.

•	Prepaid Gold support is for a fixed block of support hours purchased each month. Support requests are decremented against the number of hours purchased.

•	Ad hoc support is purchased for those instances where there are unplanned events and are not purchased in advance.

Each plan provides 24/7 support by Savvis Support Engineers. You can request Gold Support by opening a ticket in SavvisStation or by calling the Savvis Support Center.

© 2008 Savvis, Inc. All rights reserved. Savvis® is the registered trademark of Savvis Communications Corporation.

All other trademarks and service marks are the property of their respective owners.

Savvis

Savvis Infrastructure Overview

Infrastructure Maintenance – Approval Process and Schedule

Savvis schedules routine maintenance to enable work to be performed that improves the Savvis network and infrastructure. Additionally, preventative maintenance is performed to remedy potential events that have been identified by Savvis’ early warning procedures and processes. These potential events are derived by careful monitoring and thorough analysis of activity logs for our network and facilities.

All changes to the network and facilities are subject to our change management process. This process ensures that work is reviewed for completeness (risk assessment, completed test procedure, metrics for measuring progress, back out procedure, etc.) and accuracy prior to scheduling and implementation.

The goals of change management are:

•	Implement changes to Savvis services, infrastructure, policies and procedures in an effective and efficient,

•	Minimize risk and impact to our customers, and

•	Enable Savvis to be proactive in notifying you of potential disruptions to service.

Test all new equipment or routing configurations using our independent test network prior to deployment as part of the Data Center configuration.

Savvis makes every effort to prevent disruptions in service and targets to perform maintenance during low traffic times in order to minimize potential interruptions to your operations.

© 2008 Savvis, Inc. All rights reserved. Savvis® is the registered trademark of Savvis Communications Corporation.

All other trademarks and service marks are the property of their respective owners.

Savvis

Planned Maintenance Schedule – Saturday

All published times are local to the region in which the maintenance is being executed unless otherwise noted.

United States, Canada and South America

Local Time	12:00 am – 5:00 am

Continental Europe and South Africa

Local Time	2:00 am – 6:00 am

Asia Pacific

GMT	9:00 pm – 1:00 am Sunday

Planned Maintenance Schedule – Sunday

United States, Canada and South America

Local Time	12:00 am – 5:00 am

Japan

Local Time	4:00 am – 8:00 am

© 2008 Savvis, Inc. All rights reserved. Savvis® is the registered trademark of Savvis Communications Corporation.

All other trademarks and service marks are the property of their respective owners.

Savvis

Weekly Maintenance Notifications

Weekly maintenance notifications are only issued to contacts that have been identified as “Technical Notification Contacts”.

The Weekly Maintenance Notification informs you of any local or global improvements to our network or infrastructure. In most instances, the Weekly Maintenance Notification will be issued 10 days prior to the scheduled work, with the exception of emergency maintenance actions, which will be handled as needed.

If a mission critical situation arises, Savvis will immediately contact you by using our Emergency Contact Procedures. Only Technical Notification Contacts with e-mail addresses and text pagers on file with Savvis will be paged in the event of a network or facilities event involving multiple customers. An alert e-mail will also be sent to notify all affected customers with details of the event. Periodic updates throughout the course of the incident will be provided. Contact the Service Desk or your Account Team for more details or to provide an alphanumeric e-mail pager.

All maintenance notifications are available on the SavvisStation portal at http://www.savvisstation.com. Visit the SavvisStation website on Wednesdays for the most recent maintenance information. Each posting will provide notice of upcoming scheduled maintenance. Emergency maintenance may not be posted because of its immediate nature. The anticipated duration of outage will vary by city. Please refer to the individual tickets listed on the website.

Savvis makes every effort to keep you informed of changes and maintenance. If you are ever in doubt as to whether a particular maintenance will affect (or has affected) your company, please call or e-mail the Service Desk with the Activity number and ask that a case be opened and/or escalated to determine the extent of impact. If you are not receiving maintenance notifications, please call the Savvis Service Desk at 888-638-6771 or send an email to request@savvis.net.

© 2008 Savvis, Inc. All rights reserved. Savvis® is the registered trademark of Savvis Communications Corporation.

All other trademarks and service marks are the property of their respective owners.

Savvis

Data Center Power Specifications

All Savvis Data Centers provide uninterruptible power in-line with UPS and diesel generator backup in the event of a utility power failure. To conform to the National Electrical Code (NEC) for maximum power use, each power circuit is limited to 80% of the circuit breaker rating. In addition, Customer’s total power consumption associated with its Services shall not exceed the total watts per square foot as set forth in the table below; provided, however, that if a Data Center has more than one W/Sq Ft rating in the table below, the applicable rating shall be set forth on the relevant Service Order.

CITY	DC	W/SQ FT
Lithia Springs, GA	AT1	165
Waltham, MA	BO1	67/150
Waltham, MA	BO2	67/150
Waltham, MA	B03	150
Elk Grove Village, IL	CH3	86/150
Chicago, IL	CH4	163/200
Sterling, VA	DC2	65
Sterling, VA	DC3	100/150
Sterling, VA	DC4	225
Fort Worth, TX	DL1	125/150
Fort Worth, TX	DL2	170
El Segundo, CA	LA1	67/150
Jersey City, NJ	NJ1	50
Weehawken, NJ	NJ2	90
Piscataway, NJ	NJ3	140
Piscataway, NJ 2nd floor	NJ3	153
Weehawken, NJ	NJ2X	175
Irvine, CA	OC2	125/150
Santa Clara, CA	SC4	67/150
Santa Clara, CA	SC5	120/150
Santa Clara, CA	SC8	133
Santa Clara, CA	SC9	180
Tukwila, WA 1st floor	SE2	50/80/150
San Francisco, CA	SF1	62

© 2008 Savvis, Inc. All rights reserved. Savvis® is the registered trademark of Savvis Communications Corporation.

All other trademarks and service marks are the property of their respective owners.

Savvis

If Savvis reasonably believes that Customer power usage exceeds the Permitted Power Usage, Savvis reserves the right to require that Customer order a periodic power audit to ensure Customer’s compliance with the Permitted Power Usage, which such audit will be performed by Savvis at the then-applicable time and materials charges.

If Savvis determines that Customer’s actual power consumption exceeds the Permitted Power Usage, Savvis shall so notify Customer and Customer shall:

a)	Bear the cost of such power audit, and

b)	Have five (5) days to take prompt remedial action in order to comply with the Permitted Power Usage.

Such remedial steps may include, but are not limited to, Customer decreasing the amount of its power usage and/or purchasing additional sufficient space in order to bring them in to compliance with the Permitted Power Usage.

If Customer fails to take appropriate remedial action, Savvis may

a)	Immediately suspend Service until such time as Savvis determines that Customer’s power consumption complies with the Permitted Power Usage, and/or

b)	Terminate the applicable Service upon five (5) days notice.

When you are planning your installation, Savvis requires customers to distribute power evenly among all available power strips. Make sure that you consider your future expansion plans and how this may affect your power distribution. If you do not plan this carefully from the beginning, you may exceed your power requirements on a particular strip(s) and you may need to power down some of your equipment in order to return your power configuration to a Savvis approved load.

For liability purposes Savvis does not provide any power cables for customer equipment. Daisy chaining of power strips or the use of extension cords of any type is strictly prohibited so that Savvis may meet our stated fire and safety requirements. When an additional outlet is needed, you must purchase additional power circuits. Alternatively, if your existing power circuit can bear additional load and you are not exceeding permitted power usage, you may purchase a power strip with additional outlets.

© 2008 Savvis, Inc. All rights reserved. Savvis® is the registered trademark of Savvis Communications Corporation.

All other trademarks and service marks are the property of their respective owners.

Savvis

Data Center Information

Physical Security

Savvis maintains a proactive Physical Security Program. Security Operations Center, the department that supports the program, is responsible for all physical security operations, security systems/access administration, and service delivery to our Data Centers on a 24/7 basis.

Security Operations is a multidisciplinary organization that combines the talent of security and network operations experience. Security Operations personnel receive security training and certification prior to their full-time assignment within a Data Center and continuously thereafter.

In addition to local Security Operations personnel, Savvis has implemented a Central Security Operations Center (“CSOC”), which remotely monitors all access and critical surveillance for our Facilities.

Access to the Data Center

Normal Data Center hours are 8:00 a.m. to 5:00 p.m. local time, Monday through Friday.

All persons requesting access into a Savvis Data Center must be positively identified. This process requires the requesting person to submit valid (unexpired) Government issued photographic ID. Examples include valid passports, driver’s licenses, military ID or green cards. Savvis ID Badges provide access authorization to Savvis facilities and are used for gaining entry into controlled areas within those facilities. All ID Badges reflect the exact name listed on their valid (unexpired) Government issued photographic ID.

In Savvis’ Data Centers everyone entering the secured area is required to wear a Savvis issued ID badge (temporary or permanent). All ID badges are the property of Savvis and must be returned upon request. No modifications or additions should be made that interfere with the visibility, clarity, or use of the badge. ID badges are to be worn on the individual’s person in such a manner as to be visible at all times. Savvis ID badges are issued to authorized individuals and are for their sole use only. The sharing of badges or PINs between individuals for any purpose whatsoever is strictly prohibited. The Access Control System will automatically deactivate a Customer’s or Contractor’s badge after sixty (60) days of non-use.

Minors (17 and younger and not employed by customers of Savvis) with authorization from Data Center Management as having a legitimate business need may be granted access to a Data Center’s raised floor.

For Customers in the Hazelwood, Reading (UK) Docklands (UK), and Slough (UK), Data Centers, a case must be opened 24 hours prior to arrival to alert staff of the impending visit. For all other Savvis Data Centers, Savvis allows customers on a 24/7 basis unescorted access provided each person has a valid ID badge and is enrolled in the Savvis Access Control System (SACS). For Data Centers with access portals, users must enroll with Savvis security prior to the first visit to the Data Center during normal business hours. The portals have been installed to prevent “tailgating”. This is accomplished by assigning a maximum weight allowance.

© 2008 Savvis, Inc. All rights reserved. Savvis® is the registered trademark of Savvis Communications Corporation.

All other trademarks and service marks are the property of their respective owners.

Savvis

Data Center Contact List

In order to maintain the security of our Data Centers, you are required to provide Savvis with and maintain an accurate listing of your employees and contractors requiring access into our Data Centers and cages (“Authorized Personnel”). Security Operations relies on Savvis’ customer contacts listed in the database to verify that Authorized Representatives are listed as authorized prior to granting access. Representatives who come to the Data Center to work on your behalf must also be listed in the database as authorized to have entry to the Data Center and to your space. Only customers, the Savvis Service Desk, and Savvis Account Representatives have the authority to make changes to the contact information in the database. Upon any personnel changes that affect your contact list, customer must contact its designated Account Representative prior to revising access privileges and request such change in writing in order to make the necessary changes in the database. Contact the Savvis Service Desk to make the appropriate updates to the contact list in the database in the event the Account Representative cannot.

Customer Access

Customers are required to complete the Badge Access Request Form. Security Operations will then issue a permanent ID badge.

If you contract with third party technicians, they are held to the same requirements as our customers for gaining access to our Data Centers and you are responsible for their actions within the Data Center and ensuring their compliance with the terms of your service agreement and the Savvis acceptable use policy. Third party technicians who are listed as Authorized Representatives in the database will be issued a permanent ID badge and allowed access to your space.

Customer and its Authorized Personnel may only access that portion of a Data Center made available by Savvis to Customer for the placement of Customer’s equipment and use of the Data Center Services (the “Customer Area”), and common areas of the Data Center (e.g., entryways and bathrooms) unless otherwise approved and accompanied by an authorized Savvis representative. In addition to the above provisions, the following additional provisions shall apply to those customers and their Authorized Representatives that have access to a Savvis Data Center as a part of their services.

Customer and its Authorized Representatives shall not:

•	Allow any unauthorized persons to access the Data Center (e.g., by “tailgating” or other means),

•	Use, touch, inspect or otherwise interface with any Savvis or third party property or equipment,

•	Harass or interfere with the activities of any individual within the Data Center, including any employees or representatives of Savvis or other customers,

•	Engage in any activity that is in violation of law or the Savvis Acceptable Use Policy.

•	Store any computer hardware or other equipment in the Customer Area that is not required for the use or implementation of Services,

•	Make any construction changes or alterations to the interior or exterior of the Data Center or the Customer Area,

•	The above provisions are in addition to the rules of the individual Data Center policies or other Savvis security related policies.

© 2008 Savvis, Inc. All rights reserved. Savvis® is the registered trademark of Savvis Communications Corporation.

All other trademarks and service marks are the property of their respective owners.

Savvis

Data Center Tour Policy

Groups of six or more visitors with a single sponsor must follow the Data Center Tour Policy. For tours, the ratio of visitors to sponsors is 10:1. Tours of 11 to 20 visitors require two sponsors, 21 to 30 visitors require three, etc. Data Center tours require the approval of Data Center Management. Tour approval must be scheduled at least three (3) business days in advance of the date the tour is to occur. To expedite visitor processing Security Operations must be provided a list of attendee names at least one business day prior to the tour date.

Tour sponsors are responsible for understanding the locations where escorted access is allowed and for ensuring that escorted visitors are not permitted to enter any other area in the facility. The tour sponsor is responsible for the actions and safety of the visitors while they are in the Savvis Data Center. Please contact your Account Representative to schedule Data Center tours.

Visitor Access

All visitors (anyone gaining access to a Data Center without being issued a permanent ID badge) will be issued a temporary visitor badge and must be escorted at all times by their sponsor. All individuals are required to leave a valid and unexpired Government-issued photographic ID with Security Operations in order to be issued a visitor badge.

A sponsor can be any authorized Savvis employee or customer who has been issued a permanent ID badge and is in good standing with Savvis.

To eliminate the potential for unauthorized access or tailgating, sponsors are only allowed to escort up to five visitors at a time. Groups of six or more visitors with a single sponsor must be processed as a Data Center Tour.

Temporary or Lost / Defective ID Badges

Temporary ID badges are reserved for use by active Savvis ID badge holders who have forgotten their ID badge or authorized individuals that only require temporary access. Any badge holder who has forgotten their badge should obtain a Temporary ID badge from the Security Operations Center. Any badge holder who has lost or believes their badge to be defective should obtain a new badge from the Security Operations Center.

Data Center Cage and Cabinet Security Policy

All Savvis customer cages and cabinets come standard with a lock. In Data Centers where cabinets have key locks, Savvis gives you the option of being issued a key on a permanent basis or you can sign out a key from the Security Operations Center as necessary. For an additional fee Savvis will install, manage, and maintain proximity and/or biometric readers on a customer’s space to replace the need for keys. Customers are not allowed to install their own security surveillance systems with the exception of preapproved video surveillance cameras. You are not permitted to alter, change, or install any locking mechanism on your space. Additionally, you are not permitted to alter or change any Savvis owned cabinet or rack. This includes but is not limited to removal of doors, drilling or mounting equipment to the exterior of the cabinet or rack.

Customer Metal Key Administrator

(Excludes Hazelwood and the London Data Centers)

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If you wish to manage your cage’s metal key, you will appoint a Customer Metal Key Administrator who is authorized to receive the key on your behalf. Once Savvis is informed, your Account Representative must list the individual in the database as the Customer Metal Key Administrator. The Customer Metal Key Administrator will then be allowed to pick up the key from Security Operations after completing the Customer Metal Key Issuance Log. Thereafter, the customer acknowledges that it is the sole responsibility of the customer, and not Savvis, to manage ownership, distributions, possession, and use of the key(s), and you may make as many copies of keys as is appropriate for your use. You acknowledge that any person with a valid Savvis ID badge and key has unrestricted access to the cage and that Savvis is not responsible for any unauthorized access to the customer’s space.

Whether or not you chose to manage your key, Security Operations maintains a minimum of two keys for each customer space. One key (Loaner) will be available for you in the event that you either forgot a key or Savvis manages your key. In that event, a key will be issued to you for your visit that day. You will be required to leave collateral with Security Operations in exchange for signing out the key. You are responsible for returning the key upon departing the facility at which time your collateral will be returned. One key (Back up) is maintained by Security Operations at all times in the event that an escort is needed to allow access to a customer’s cage. You will not have possession of this key at any time.

Except for customers who take ownership of their cage keys by appointing a Metal Key Administrator, any key that is reported as having left the premises is considered lost. In this event, Security Operations will secure the customer cage or cabinet with a chain and padlock and the cage or cabinet will be re-keyed within three (3) business days. The customer will still be able to access their space while it is padlocked by signing out the pad lock key from Security Operations.

Access Control

Only Savvis approved and authorized security measures will be installed in or on a customer’s Data Center space. If you want to install proximity readers, biometric readers, or other custom control measures in or on your space this must be approved in writing by Savvis Security. Customers must engage your Savvis Account Representative for a Scope of Work to be furnished by the Security Operations Center, which shall be at additional cost to customer. You may not install any access control measures without following the above process. You may not install surveillance systems, including web cams, or Wireless Access Point (WAP) devices in or on their space.

WAP in Customer Space

You may not install Wireless Access Point (WAP).

Hot and Cold Aisle Compliance

All customers must receive approval from Savvis with regard to hot and cold aisle layout configuration and adhere to those requirements prior to equipment installation.

Special venting configurations must be pre-approved and will incur additional set-up costs.

Any void in rack space must be closed with a blanking panel. Periodic compliance audits will be conducted and customer will be notified of blanking panel management violations and are

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required to close any rack void with a blanking panel within three (3) business days of notification.

Video Surveillance Policy

Upon written approval from Savvis the customer may install video surveillance equipment with the following provisions.

•	Customer must supply their own cameras, mounting kits and installation services,

•	Customer owned surveillance systems will not be interconnected with Savvis surveillance systems,

•	No camera installations may occur without the successful completion of the Contractor Work Rules test,

•

All contractors must adhere to Savvis’ Data Center Work Rules: SV1-FAC Policy. This policy requires Contracts to review Savvis policy materials. All contractors must pass a written exam demonstrating that they have read and understand the contents of this document. A passing score is 70%.

All cameras are to be installed:

•	Securely installed to assure that they do not present a safety issue. (falling, head injuries, etc).

•	Customer or representative may not lift the tiled Data Center floor, or enter into the plenum above the cage.

•	May not block any Savvis surveillance equipment.

•	May not interfere with cage or cabinet access.

•

Must have a fixed camera view feature limited so the maximum field of view includes only the customer’s cabinets in the cage in which the cabinets are located. No cameras that are pan, tilt, or zoom enabled will be installed.

•	May not include audio recording.

•	May not view other customer’s cages or other parts of the Data Center.

After installation, the Customer must demonstrate to Savvis Data Center Facilities Management and Security that their installation meets the above requirements. Savvis will perform periodic unannounced checks and may request verification that requirements have been satisfied.

Savvis will not respond to customer owned video surveillance equipment alarms as a standard offering. However if a customer instigates an inquiry with regard to alarms for customer owned Surveillance systems, these incidents will be assessed and billed at the applicable Gold Support billing rates.

Photography Policy

Savvis has a policy that prohibits photography (analog, digital, still, video, camera phone, or web cam) inside or at any Savvis Data Center. Any exception to this policy for customers wanting to photograph for internal purposes (e.g., installation confirmation) only must be approved by the relevant Data Center Facilities or Operations manager. Any exception to this policy for customers wanting to photograph for any other purpose or photography conducted by a third party must be approved by the relevant Data Center Facilities or Operations manager and the SVP of Operations. Both exceptions require the execution of an authorization form approved by the Legal Department. Any persons engaged in unauthorized photography at a Data Center will

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All other trademarks and service marks are the property of their respective owners.

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be reported to Security Operations immediately for intervention and all photographic records will be required to be destroyed or deleted. Violations of this policy by customers will be considered a material breach of their contract with SAVVIS and subject violators to legal action.

Shipping and Receiving Policy

Inbound Receiving: Generally, Savvis’ Data Center Shipping and Receiving personnel are only on-site during normal business hours. Regardless of whether your delivery is during normal hours or after hours your deliveries require a service ticket or Vantive Case generated by the Savvis Service Desk, your Account Representative at your request or, you may open a service request through the SavvisStation customer portal. Packages or equipment to be delivered to the Data Center must be addressed as follows:

“Your Company Name”

“Vantive Case Number for this Shipment”

“Your Customer ID”

“Savvis Contact Name”

c/o Savvis

Savvis Address

Savvis does not provide unlimited free storage. Items stored more than forty-eight (48) business hours may be subject to storage charges. If equipment storage continues for more than thirty (30) days, Savvis may return, at Customer’s expense, the stored customer equipment. The risk of loss or damage for any customer equipment, during any equipment storage period, is assumed by the customer. If a Data Center physical address is unknown, please contact your Account Team or the Savvis Service Desk.

The customer may arrange to have their equipment moved from the Shipping and Receiving area to their cage by opening a service ticket. Savvis Gold Support charges will be assessed to move customer equipment from shipping and receiving to other areas of the data center.

Outbound Shipping: Upon request Savvis will ship equipment on the customer’s behalf. Customers are required to schedule the shipment with a carrier and for completing all necessary paperwork for the shipment. Customers are expected to provide appropriate containers and packing materials for the equipment to be shipped. As well, customers are required to pay for the shipping and insurance fees. Savvis Gold Support hours will be assessed for the time it takes to prepare and coordinate the shipment. Savvis will exercise due care in preparing the shipment requested by Customer, but will have no liability whatsoever in relation to the equipment or the shipping.

All outbound shipment requests require a 48 hour advance notice via a ticket submission with the following information:

•	The Customer’s designated Shippers name

•	The customer’s shipping account number

•	The Customer’s billing address associated with the Shippers account number. Savvis will use this address as the return address for the package

•	The “Ship To” address

•	The declared value of the shipment

© 2008 Savvis, Inc. All rights reserved. Savvis® is the registered trademark of Savvis Communications Corporation.

All other trademarks and service marks are the property of their respective owners.

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•	Any special instructions regarding insurance, packing materials, shipment preparation, etc.

•	Documentation required for the Shipment including packing slip/list, pro-forma order, etc.

Savvis Gold Support hours will be assessed for the time it takes to prepare and coordinate the shipment.

Building Evacuation Policy

If the Data Center fire alarm or other life safety alarm is activated, customers must immediately evacuate the Data Center and report to an assembly point free and clear of danger. Evacuees are to remain at the assembly point until they are informed that they may leave the premises or enter the Data Center by Security Operations, Data Center Management, or the local authorities.

© 2008 Savvis, Inc. All rights reserved. Savvis® is the registered trademark of Savvis Communications Corporation.

All other trademarks and service marks are the property of their respective owners.

Savvis

Parking Lot Policy

With the exception of multi-tenant facilities, parking is restricted to Savvis employees, customers, contractors, and visitors only. All other vehicles are subject to tow at owner’s expense.

Customer designated parking spaces are restricted for customer use only. Handicapped parking spaces are restricted to those vehicles displaying a current handicapped license plate or hanging placard issued by the respective State Department of Motor Vehicles. These spaces are designated with the International Symbol of Access (wheelchair symbol) or a blue curb.

Floor Tile Lifting Policy and Under Raised Floor Access

Savvis prohibits you from lifting Data Center floor tiles. Only Savvis employees may access and work below the raised floor area. If access is necessary during installation, please contact the onsite Savvis Data Center personnel in order to request such access on your behalf. This may incur an additional fee. If you are already an installed customer, please contact the Savvis Service Desk. Floor tile pullers are not allowed in the Data Center or customer cages and will be confiscated accordingly. Access under the raised floor is strictly limited to authorized Savvis personnel. Adherence to this policy is strictly enforced and violators will be reported. Any breach of this policy is considered a material breach of customer’s service agreement with Savvis and may be subject to termination.

Data Center Work Rules

Savvis Policy SV1-FAC-FPO-MGT-1427

Savvis expects that anyone who enters the Data Center conduct themselves with the proper decorum and to honor all safety practices. It is vitally important that everyone understands the severe negative impact that workers actions can have on a site as a result of working inappropriately. These rules and guidelines have been developed to clarify Savvis’ quality of expectations and to reduce the chance of mistakes and unintended events. Failure to comply with any procedure will result in the immediate removal from the site, may result in permanent loss of access to the facility, and possible loss of business for the company that the contractor represents.

In summary, the policy dictates that:

•

All contractors must be trained and display an understanding of the Data Center Work Rules. Contractors will adhere to the rules and guidelines set forth by the Facilities team at all times while on the premises.

•	All contractors must pass a written exam demonstrating that they have read and understand the contents of this document. A passing score is 70%.

•	Contractors who complete orientation and pass the written exam will receive a certification good for one year from the completion date.

•	Upon expiration of certification the contractor will be asked to review the Data Center Work Rules making note of any changes in policy and take another written exam.

© 2008 Savvis, Inc. All rights reserved. Savvis® is the registered trademark of Savvis Communications Corporation.

All other trademarks and service marks are the property of their respective owners.

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It is the responsibility of the Savvis Project Manager to ensure that all contractors are aware of, understand, and have been trained on the Data Center Work Rules and requirements.

Failure to know or comply with the policy is grounds for immediate removal from the site, perhaps permanently. All personnel allowed access to critical areas must review these Work Rules and demonstrate their knowledge of the Rules most applicable to their activity on site at least every six months.

Crash Carts and Tools

Crash carts (mobile units housing a keyboard, monitor and mouse) and tools are provided on a limited basis as a courtesy to our customers. They are provided on a first-come, first-served basis. Crash cards are required to be signed out with the onsite Savvis Data Center personnel and returned within a 24-hour window. As crash carts may not always be available, and therefore it is encouraged that workers to come prepared to conduct their intended work.

Telephone Use in the Data Center

The red and black phones in the Data Center are used for emergencies only. Savvis encourages customers to install a Plain Old Telephone System (POTS) telephone line in your space, or to bring cellular phones to use while working within the Data Center.

Data Center Safety and Environmental Policy

In order to provide a safe and secure service, Savvis requires that all customers adhere to the following guidelines:

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Customers must keep their areas clean at all times. Cages must be free of debris. Empty boxes are strictly prohibited. Due to fire and safety requirements, this policy is strictly enforced and Savvis reserves the right to remove any cardboard, paper, debris etc. from any and all customer cages. Savvis will attempt to notify any customers who are in non-compliance with this Policy. In the event Savvis removes such items, there will be a Gold Support charge billed to your account and you will be expected to render payments for such Service.

•

Customers may not store materials or paper products (including cardboard and boxes) anywhere in the Data Center. Unused cabling and equipment must be properly stored. Cabling may not be draped in aisle ways or hinder clearance around cabinets.

•	Customers must keep tile vents clear of any obstruction. Non-functioning equipment and miscellaneous items must be stored inside your cage area only and only on a temporary basis.

© 2008 Savvis, Inc. All rights reserved. Savvis® is the registered trademark of Savvis Communications Corporation.

All other trademarks and service marks are the property of their respective owners.

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Prohibited Materials in Savvis Data Centers

The following items are prohibited in Savvis Data Centers:

• Food or drink – prohibited on the raised floor

• Tobacco products (including smokeless) – prohibited on the raised floor

•  Explosives, firearms or weapons of any type

•  Hazardous materials or other chemicals

•  Alcohol, illegal drugs, as well as other intoxicants

•  Magnets and electromagnetic devices

•  Radioactive materials

•  Photography equipment (unless preauthorized by Data Center Management) or recording equipment of any kind (other than tape backup equipment)

•  UPS equipment, other than what is provided by Savvis, is strictly prohibited.

• Paper products (other than equipment manuals) or other combustible materials of any kind, including cardboard and boxes

Entry and Exit Inspections

Savvis reserves the right to inspect any and all incoming or outgoing property. Additionally, Savvis reserves the right to inspect any and all containers/items in the possession of any individual at any time on Savvis property to identify any Savvis-owned or customer-owned assets that may be in their possession.

Bolt down, Seismic Bracing & Grounding of Cabinets and Racks

Location-specific seismic compliance is required at our Savvis Data Centers located in the State of California. Structural bracing systems must meet or exceed seismic design requirements of local building codes for lateral seismic design. Savvis customers are responsible for all costs associated with seismic bracing of cabinets and racks.

All cabinets and racks in all Data Centers must be anchored, braced and grounded in accordance with the requirements of the 2005 International Building Code and the National Electric Code. All customer-owned cabinets will be installed only by Savvis personnel.

Customer Cabling

Cabling within customer cages must be installed in an appropriate industry standard discipline and professional manner. Cabling must be properly run and secured within cabinets, by using overhead and vertical cable management devices. Cabling must be installed in a safe manner so that it in no way impedes aisles, floor ways or entranceways. Savvis standard cable management is accomplished by overhead wiring trays. All other wire management equipment will incur an additional fee. All cabling must be plenum rated and meet the UL minimum code standards. Savvis recommends clear labeling at each end of all installed cables. Savvis reserves the right the remove any non-compliant cabling after notification of a cabling violation. Savvis Professional

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Services are available to Project Manage cabling installation and cabling clean up. Please contact your Savvis Account Team for further information.

Billing Inquiries

Billing inquiries are made at 1-877-SAVVIS-7, option #2, or by e-mail at billing@savvis.net Up-to-date contact information can always be found on your invoice. You can also contact the alias above (Billing Support team) for copies of billing invoices.

SLA Credit Requests

If you feel you are entitled to a credit, as per your Service Level Agreement, please timely submit your request to billing@savvis.net. Include in your e-mail any trouble ticket/case information; dates, and other specifics that you feel will be useful in evaluating your request.

© 2008 Savvis, Inc. All rights reserved. Savvis® is the registered trademark of Savvis Communications Corporation.

All other trademarks and service marks are the property of their respective owners.

Savvis

Key Contacts

Sales

Phone: 1-877-SAVVIS-7 Option 4

Client Solutions

Phone: 1-877-SAVVIS-7 Option 5

Email: clientsolutions@savvis.net

Upgrades and Relocations

Phone: 1-877-SAVVIS-7 Option 5

E-mail: clientsolutions@savvis.net

IP, DNS and Firewall

Phone: 1-888-NETOPS-1 (1-888-638-6771)

E-mail: request@savvis.net

Billing

Phone: 1-877-SAVVIS-7, Option 2

E-mail: billing@savvis.net

WAMNET!

Phone: 1-877-SAVVIS-7, Option 3

© 2008 Savvis, Inc. All rights reserved. Savvis® is the registered trademark of Savvis Communications Corporation.

All other trademarks and service marks are the property of their respective owners.

[**]

[**] – Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SAVVIS OFFICE SPACE LICENSE SERVICE SCHEDULE

This Office Space License Service Schedule (“Schedule”) sets forth the terms and conditions applicable to the office space described below provided to Netsuite Inc. (“Customer”) by SAVVIS. This Service Schedule will supplement and/or modify the Agreement (as defined in the Master Services Agreement between the parties dated May 14, 2001) by and between Customer and SAVVIS with respect to the Services provided hereunder. Except as expressly modified herein, the terms of the Agreement will remain unchanged. All non-technical capitalized terms not defined herein will have the meaning set forth in the Agreement. Technical terms used herein will be defined as commonly understood in the industry.

1. Office Space. This Schedule sets forth the terms applicable to the license of certain office space at the following SAVVIS data center: SC8 (“Premises”), as more fully described herein. This Schedule shall apply to Customer and Customer’s employees, agents, contractors, or End Users who will have access to the SAVVIS Premises on Customer’s behalf (“Authorized Representatives”).

2. License. SAVVIS has the unequivocal right to and hereby grants Customer a limited, personal, non-exclusive, non-transferable license (“License”) to occupy and use certain shared space for general office purposes within the SAVVIS Premises located 4650 Old Ironsides Road. Santa Clara California. Customer shall access and use the Premises only for the foregoing purposes. Customer’s space within the Premises consists of 145 square feet of non-exclusive interior non-raised floor space. Any additional access or property rights shall be contemplated and granted under separate agreement. Customer shall not use the Premises in any way which materially interferes with SAVVIS’, landlord’s or landlord’s tenants’ use of the building for general office or other commercial purposes, as notified of by SAVVIS. Upon such notification, Customer shall conform its use of the Premises within a reasonable amount of time accordingly.

3. Access to Premises. Customer and its Authorized Representatives shall comply with the requirements of any lease, rules and regulations of SAVVIS or its lessor. Only Authorized Representatives are permitted to access the Premises on Customer’s behalf.

4. Term. The License is co-terminus with the 36-month Service Term of Customer’s existing Hosting/Colocation Service ordered pursuant to Service Order 1-1ZOCO5 effective on the date executed by both parties. The License is subject and subordinate to the underlying facilities lease, as more fully described herein. The License may be terminated by either party upon at least thirty (30) days prior written notice in accordance with the notice provisions of the Agreement; provided, however, the termination of the License and/or this Schedule by either party shall not constitute a default under nor give rise to any termination rights under the Hosting/Colocation Service Schedule. Customer shall within 5 days of the end of the Service Term for the Services set forth in Service Order 1-1ZOCO5 (a) remove all Customer furniture, equipment and any other Customer property (“Customer Property”) from the SAVVIS Premises; and (b) return the office space to SAVVIS in the same condition as it was on the move-in date, normal wear and tear excepted. If Customer fails to remove the Customer Property within such period, SAVVIS may remove any Customer Property (without liability) and either: (i) store it at Customer’s expense until Customer remits all amounts owed (including storage expenses), or (ii) upon 10 business days written notice to Customer, liquidate or dispose of the Customer Property in any reasonable manner. Any proceeds which remain after the costs of liquidation (including any expenses related to the removal, storage and sale) and satisfaction of any outstanding balance owed by Customer to SAVVIS will be returned to Customer.

5. Rates. The Billing Commencement Date (“BCD”) for the office space is the date that SAVVIS notifies Customer in writing that the initial installation is complete. Beginning on the BCD, Customer shall pay SAVVIS a monthly recurring charge in the amount of $1,050.00 for the office space specified in Section 2

Savvis

above (“Office Space MRC”), which will be paid in advance and be prorated for any partial month. SAVVIS will not change the Office Space MRC during the Initial Term, but may thereafter change such MRC (but shall not increase the MRC by more than 5% in any 12 month period) for each subsequent renewal term upon at least 30 days prior notice prior to the end of the then current Service Term.

6. Utilities. SAVVIS shall provide Customer with office space as described above and power for general office use. Customer shall have the right, at its sole cost and expense, to bring telephone facilities and internet connectivity into the Premises. Customer will be required to purchase cross connects from SAVVIS, at an additional fee, in order to have both telephone and internet connectivity. Customer is responsible for managing Customer’s access on their own network. The Office Space MRC includes estimated electrical charges not to exceed $50.00 per month.

SAVVIS will not be liable for any interruption of utility service that is not caused by its negligence or willful misconduct.

7. No Lease; Schedule Subordinate to Master Lease. This is a license agreement and does not constitute a lease of any real property or create any tenant or other real property rights. Customer has been granted only a license to occupy the office space and use the SAVVIS Premises and any SAVVIS equipment in accordance with the Agreement and agrees that this Schedule, to the extent it involves the use of space leased by SAVVIS, shall be subordinate to any lease between SAVVIS and its landlord(s). Customer hereby waives and releases any claims that it may have against the landlord(s) under any lease by SAVVIS with respect to any Customer Equipment or property, including Customer Property, located in the SAVVIS Premises demised to SAVVIS by such landlord(s) provided that SAVVIS uses commercially reasonable efforts to prevent or avoid such occurrence. Neither the License, nor the use of the Premises or payment of any charges by Customer shall: (a) create or vest in Customer any easement or any other real property right of any nature in the Premises; nor (b) subject to the rights granted to Customer in this Schedule limit or restrict SAVVIS’ right to access, operate and use the Premises and facilities therein. Customer will not assert any ownership interest whatsoever in the Premises and will keep the Premises free and clear from all liens, claims and encumbrances. If the SAVVIS Premises becomes the subject of a taking by eminent domain by any authority having such power, SAVVIS shall have the right to terminate the License and this Schedule without liability. SAVVIS shall have the right to terminate the License and this Schedule without liability of any kind on the earlier of (i) the expiration of or earlier termination of SAVVIS’ underlying lease for the SAVVIS Premises, or (ii) expiration or earlier termination of this Schedule. The parties agree that any renewal of the License shall be contingent on the election by SAVVIS, in its sole discretion, to continue to own or lease the SAVVIS Premises.

The undersigned parties have read and agree to the terms set forth in this Schedule.

SAVVIS COMMUNICATIONS CORPORATION		CUSTOMER: NETSUITE INC.

By:	/s/ James Mori	By:	/s/ Douglas Brown

Name:	James Mori	Name:	Douglas Brown

Title:	EVP, General Manager of the Americas	Title:	Director, Engineering Operations

Date:	6/4/08	Date:	23 April 2008

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All other trademarks and service marks are the property of their respective owners.

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Savvis

Schedule 2

Security Program Changes

Pursuant to Section 4.4 of the Amended and Restated Master Service Agreement between SAVVIS and NetSuite of May 2010 (“Agreement”), SAVVIS will schedule calls with NetSuite every other week and notify NetSuite of any material changes that have occurred, and any material changes that, to the actual knowledge of SAVVIS’ account manager for NetSuite, are considered or planned by SAVVIS, including any

•

changes to the SAVVIS Communications Corporation Security Policy (Doc 05.01, dated March 28, 2008 – “SAVVIS Security Policy”); whether or not SAVVIS considers the changes material, SAVVIS will provide NetSuite with a revised version;

•

changes that affect SAVVIS’ SAS-70 (or, in the future: similar) controls in a manner that would require SAVVIS or its auditors to modify the SAS-70 report; for example, without limitation, if SAVVIS made

•	material changes to physical equipment and building features to prevent unauthorized access to the data centers which have the ability to impact the Services.

•

material changes to logical security and visitor access procedures, including ID requirements, screening, barrier to entry including man-trap and biometric authentication which have the ability to impact the provision of the Services.

•	material changes to 7x24 security guard services (numbers of guards onsite, time coverage, on-site 24/7 Security Operations Center – SOC) which have the ability to impact the Services.

•	material changes to network systems such as IPS, IDS, and firewalls which have the ability to impact the provision of the Services.

•	material changes to system redundancy as it pertains to the Savvis infrastructure which have the ability to impact the provision of the Services.

•

material changes to system redundancy as it pertains to the physical Network & Colocation infrastructure which have the ability to impact the Services where Customer has purchased redundant network and colocation components.

•	changes that affect the SAVVIS PCI Addendum.

3. If SAVVIS does not schedule a call, or cancels a call, for any two-week period, SAVVIS represents that SAVVIS does not have any changes to notify under the Agreement and this Schedule 2.

4. If, within one year of the Effective Date, SAVVIS is still unwilling or unable to commit to providing at least 30 days prior notice with respect to material changes affecting the security of Customer Data, NetSuite shall be permitted to terminate the Agreement and all Services without any early termination charges or an obligation to pay for services beyond the termination date, so long as Savvis’ inability to provide advance notice adversely jeopardizes NetSuite SAS70, PCI compliance status or other legally required or industry compliance standard.

© 2008 Savvis, Inc. All rights reserved. Savvis® is the registered trademark of Savvis Communications Corporation.

All other trademarks and service marks are the property of their respective owners.

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